      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1999


                            REGISTRATION NO. 33-80627

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 5 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              GILMAN & CIOCIA, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)


           Delaware                   7291                 11-2587324
   ----------------------    ----------------------     ----------------
   (State or jurisdiction       (Primary Standard       (I.R.S. Employer
     of incorporation or     Industrial Classifica-      Identification
         organization)           tion Code Number)             No.)


          475 Northern Boulevard, Great Neck, NY 11021, (516) 482-4860
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)


                  475 Northern Boulevard, Great Neck, NY 11021
--------------------------------------------------------------------------------
(Address or principal place of business or intended principal place of business)


                                Mr. James Ciocia
                              Gilman & Ciocia, Inc.
                             475 Northern Boulevard
                      Great Neck, NY 11021, (516) 482-4860
           ---------------------------------------------------------
           (Name, Address and telephone number of agent for service)


                                 With copies to:

                              Seth A. Akabas, Esq.
                                 Akabas & Cohen
                         488 Madison Avenue, 11th Floor
                               New York, NY 10022
                                 (212) 308-8505

                                   ----------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE


================================================================================
Title of each class                   Proposed      Proposed
of securities to be                   offering      aggregate     Amount of
registered            Amount to be    price per     offering      registration
                      registered      share(1)      price(1)      fee
--------------------------------------------------------------------------------
Common Stock (2)      507,926 shares  $4.67 (x)     $2,372,014    $ 817.94
--------------------------------------------------------------------------------
Common Stock (3)      65,000 shares   $7.94         $  516,100    $ 177.97
--------------------------------------------------------------------------------
Common Stock  (4)     101,566 shares  $7.94         $  806,434    $ 278.08
--------------------------------------------------------------------------------
Warrants (5)          50,783          $3.13(y)      $  158,951    $  54.81
                      Warrants
--------------------------------------------------------------------------------
Common                50,783          $7.94         $  403,217    $ 139.04
Stock (6)             shares
--------------------------------------------------------------------------------
Common Stock (7)      16,072 shares   $7.94         $  127,612    $  44.00
================================================================================
Common Stock          72,250          $13.75(z)     $ 993,438     $ 342.49
(8)                   shares
================================================================================
Common Stock          12,750          $13.75(z)     $ 175,313     $  60.45
(9)                   shares
================================================================================
                                   TOTAL PAID:     $[1,914.78]


(1) Estimated using the market price of the Company's Common Stock or Warrants (except as noted in footnote (x) below) solely for the purpose of determining the registration fee.


(2)   Issued upon exercise of all of the outstanding Redeemable Public Warrants.

(3)   Issued upon exercise of stock options outstanding.

(4)   Issued upon exercise of the Underwriter's Warrants outstanding.

(5)   Issued upon exercise of the Underwriter's Warrants outstanding.

(6) Issued upon exercise of the Redeemable Public Warrants that were issued upon exercise of the Underwriter's Warrants.


(7)   Outstanding shares of Common Stock owned by an employee of the Company.


(8) Issuable upon exercise of common stock warrants owned by Harbor Financial, Inc.

(9) Issuable upon exercise of common stock warrants owned by Woodward, Hall & Primm.


(x) Based on exercise price of the Redeemable Public Warrants and not the market price of the Company's Common Stock.

(y)   Based on market price of the Redeemable Public Warrants.


(z) Based on the public market price of Company's Common Stock on April 16, 1999.

      The Registrant hereby amends this Amendment to Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Amendment to Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

                              GILMAN & CIOCIA, INC.

                              Cross-Reference Sheet

Item  Caption                                Location
 1.   Front of Registration                  Outside Front Cover Page
      Statement and Outside Front
      Cover of Prospectus

 2.   Inside Front and Outside               Inside Front and Outside
      Back Cover Pages of                    Back Cover Pages
      Prospectus

 3.   Summary Information and                Prospectus Summary; Risk
      Risk Factors                           Factors

 4.   Use of Proceeds                        Use of Proceeds

 5.   Determination of Offering              Not Applicable
      Price

 6.   Dilution                               Not Applicable

 7.   Selling Security Holders               Selling Security Holders

 8.   Plan of Distribution                   Plan of Distribution; Selling
                                             Security Holders

 9.   Legal Proceedings                      Business--Legal Proceedings

10.   Directors, Executive                   Management
      Officers, Promoters and
      Control Persons

11.   Security Ownership of                  Principal Stockholders
      Certain Beneficial Owners
      and Management

12.   Description of Securities              Description of Securities

13.   Interest of Named Experts              Legal Matters; Experts
      and Counsel

14.   Disclosure of Commission               Remuneration of Officers
      Position on                            and Directors
      Indemnification
      for Securities Act
      Liabilities

15.   Organization within Last               Not Applicable
      Five Years

16.   Description of Business                Business; Risk Factors; Financial
                                             Statements; Prospectus Summary;
                                             Market Information; Use of Proceeds

17.   Management's Discussion                Management's Discussion
      and Analysis or Plan of                and Analysis of Financial
      Operation                              Condition and Results of
                                             Operations

18.   Description of Property                Description of Property

19.   Certain Relationships and              Certain Relationships and
      Related Transactions                   Related Transactions

20.   Market for Common Equity               Market Information;
      and Related Stockholder                Prospectus Summary
      Matters

21.   Executive Compensation                 Remuneration of Officers and
                                             Directors

22.   Financial Statements                   Financial Statements

23.   Changes in and                         Changes in and
      Disagreements with                     Disagreements with
      Accountants on Accounting              Accountants on Accounting
      and Financial Disclosure               and Financial Disclosure

                              GILMAN & CIOCIA, INC.

                         507,926 SHARES OF COMMON STOCK

                                   ----------


           318,421 SHARES OF COMMON STOCK BY SELLING SECURITY HOLDERS


                                   ----------

          50,783 REDEEMABLE PUBLIC WARRANTS BY SELLING SECURITY HOLDERS


      This Prospectus relates to the offering by the Company (the "Offering") of 507,926 shares of common stock (the "Common Stock"), par value $.01 per share, of Gilman & Ciocia, Inc., a Delaware corporation (the "Company"), which were issued upon the exercise of the Company's outstanding redeemable public warrants (the "Redeemable Public Warrants") for the purchase of Common Stock at an exercise price of $4.67 per share (the "Redeemable Public Warrant Exercise Price"), which Redeemable Public Warrants have been exercised.



      This Prospectus also relates to the offering (the "Offering") by holders or prospective holders of securities of the Company (the "Selling Security Holders") of: (i) 65,000 shares of Common Stock which were issued upon the exercise of outstanding options; (ii) 101,566 shares which were issued upon the exercise of the 50,783 Underwriter's Warrants (the "Underwriter's Warrants") for the purchase of Units (each "Unit" consisting of two shares of Common Stock and one Redeemable Public Warrant), which Underwriter's Warrants were issued to the underwriter of the Company's initial (Continued on next page)



      THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY INVESTORS ABLE TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" LOCATED ON PAGE 6.


                                   ----------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------


                 The Date of This Prospectus is May   , 1999.

public offering of Units; (iii) 50,783 Redeemable Public Warrants which were issued upon the exercise of the Underwriter's Warrants; (iv) 50,783 shares of Common Stock were issued upon the exercise of the Redeemable Public Warrants which were issued upon the exercise of the Underwriter's Warrants; (v) 16,072 shares of Common Stock held by an employee of the Company; (vi) 72,250 shares of Common Stock issuable upon exercise of Common Stock warrants owned by Harbor Financial, Inc. and (vii) 12,750 shares of Common Stock issuable upon exercise of Common Stock warrants owned by Woodward, Hall & Primm.



      The Common Stock to be sold by Selling Security Holders will be offered immediately upon effectiveness of this Registration Statement, but the Selling Security Holders have not yet determined any specific plan of distribution. Such Common Stock will be sold by the Selling Security Holders in transactions on the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, or at fixed prices, which may be changed. The Selling Security Holders may effect such transactions by selling the Common Stock to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Common Stock for whom such broker/dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "PLAN OF DISTRIBUTION" and "SELLING SECURITY HOLDERS."



      None of the proceeds of the sale of the shares of Common Stock or by the Selling Security Holders will be received by the Company. The Company received approximately $3,100,000 of gross proceeds from the exercise of the outstanding Redeemable Public Warrants, as well as the 65,000 outstanding stock options, the Underwriter's Warrants, and the Redeemable Public Warrants issued upon the exercise of the Underwriter's Warrants. In addition, the Company could receive approximately $436,050 of gross proceeds from the exercise of the Common Stock Warrants held by Harbor Financial,Inc. and Woodward, Hall & Primm. However, the exercise of any of such options and warrants is not assured.



      The shares of Common Stock are traded on The Nasdaq National Market System under the symbol "GTAX". As of April 16,1999, the trading price for shares of the Company's Common Stock was $13.75 per share.

================================================================================
                                            Underwriting
                          PRICE TO         Discounts and        Proceeds to
                          PUBLIC(1)        Commissions(2)        Issuer(3)
--------------------------------------------------------------------------------
Per Share of
Common Stock

507,926 Shares            $4.67(4)              $-0-            $2,372,014
--------------------------------------------------------------------------------
 TOTAL.........                                                 $2,372,014
================================================================================


(1) The 507,926 shares of Common Stock of which 491,550 were issued at $4.67 per share consist of the shares issuable upon the exercise of the 507,926 currently outstanding Redeemable Public Warrants.



(2) The securities registered hereunder were not and will not be sold through an underwriter, however, the Company paid to First Colonial Securities, Inc. as advisor in connection with this offering a $35,000 advance fee, although such engagement has expired.


(3) All expenses of this registration other than commissions and concessions are payable by the Company and are estimated at $390,000, which is cross-referenced at footnote 2 in the following chart. The Selling Security Holders are not paying any of the costs associated with this registration. The expenses payable by the Company in connection with the issuance and distribution of the securities being registered are as follows:


Securities and Exchange Commission Fees............                    $[1,915]
NASDAQ Stock Market listing fees...................                         -0-
Transfer/Warrant Agent's Fee and Expenses..........                       1,000
Accounting Fees and Expenses.......................                     260,000
Blue Sky Fees and Expenses.........................                       5,000
Printing Expenses .................................                      15,000
First Colonial Securities Group, Inc...............                      35,000
Legal Fees.........................................                      75,000
Miscellaneous......................................                     [2,085]
                                                                        -------
            TOTAL....................................                  $395,000
                                                                       ========


(4) The price received by the Company is the price at which warrantholders may buy Common Stock upon the exercise of Redeemable Public Warrants.

      The sale of securities of Security Holders does not result in any proceeds to the Company. However, it presumes exercise of outstanding warrants and options, and proceeds to the issuer as follows:


================================================================================
                                            Underwriting
                        PRICE PAID TO      Discounts and        Proceeds to
                           ISSUER          Commissions(1)        Issuer(2)
--------------------------------------------------------------------------------
Per Share of
Common Stock

      65,000
      Shares               $ 2.50(3)            $-0-             $ 162,500

      101,566
      Shares               $ 4.20(4)            $-0-             $ 426,577


      50,783               $ 4.67(5)            $-0-             $ 237,157
      Shares

      72,250               $ 5.13               $-0-             $ 370,643
      Shares (6)

      12,750 (7)           $ 5.13               $-0-             $ 65,408

Per Redeemable
Public Warrant
                           $  -0-(8)            $-0-             $    -0-
      50,783
     Warrants
--------------------------------------------------------------------------------
Total.........                                  $-0-            $1,262,285
================================================================================



(1) The securities registered hereunder will not be sold through an underwriter.


(2) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $395,000
      (cross-referenced in the previous chart footnote 3, which also provides detail of such expenses). The Selling Security Holders are not paying any of the expenses associated with this registration.



(3) Shares of Common Stock were issued upon the exercise of outstanding options.



(4) The 101,566 shares of Common Stock issuable at $4.20 per share are the shares of Common Stock which were issued upon the exercise of the Underwriter's Warrants.



(5) The 50,783 Shares of Common Stock issuable at $4.67 per share are the shares which were issued upon exercise of those Redeemable Public Warrants that were issued on the exercise of the Underwriter's Warrants.



(6) The 72,250 Shares of Common Stock issuable at $5.13 per share are issuable upon exercise of Common Stock Warrants owned by Harbor Financial, Inc.

(7) The 12,750 Shares of Common Stock issuable at $5.13 per share are issuable upon exercise of Common Stock Warrants owned by Woodward, Hall & Primm.



(8) The 50,783 Redeemable Public Warrants were issued upon the exercise of the Underwriter's Warrants. For the purposes of this chart, the entire exercise price of the Underwriter's Warrants has been allocated to the Common Stock issuable thereon.


                                   ----------

      The Company's fiscal year ends on June 30th. The Company is currently a reporting company under the Securities Exchange Act of 1934, as amended. The Company will provide without charge to each shareholder a copy of all reports filed thereunder. Such requests should be addressed to the Company at 475 Northern Boulevard, Great Neck, NY 11021, telephone number (516) 482-4860,
Attention: Secretary. Such reports will also be available for inspection at The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006. In addition, such reports and other information will be available for inspection at the public reference facilities of the Securities and Exchange Commission in Washington D.C., and at its regional offices at 7 World Trade Center, New York, NY 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60604, and copies of such materials could be obtained from the Public Reference Section of the Securities and Exchange Commission (the "Commission") in Washington, D.C. at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of this filing, reports, proxy and information statements and other information regarding the Company are available on the Commission's website at http://www.sec.gov.

                               PROSPECTUS SUMMARY

      The following summary is intended only to summarize certain material in this Registration. This summary is qualified in its entirety by the detailed information and financial statements that appear elsewhere herein.

                                   THE COMPANY

      Gilman & Ciocia, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 3, 1993, the successor in interest to Gilman & Ciocia, Inc., a New York corporation organized on November 4, 1981, and is a preparer of federal, state and local income tax returns for individuals predominantly in middle and upper income brackets.

      The preparation of a tax return by the Company usually involves a personal meeting at the office between a client and an employee of the Company. In addition, while preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments, pension and estate planning. The Company capitalizes on this situation by providing financial planning questionnaires to all of its tax preparation clients.

      After review of such questionnaires by financial planners, if appropriate, financial planners will recommend the tax preparer to introduce the tax preparation client to a financial planner. Each of the financial planners to which a client might be introduced is a registered representative of an independent registered securities broker/dealer, Royal Alliance Associates, Inc. ("Royal Alliance"), and each has agreed to share commissions with the Company. In approximately 20% of the cases, such financial planner is the tax preparer himself.

      If such clients do utilize the financial planners to assist them on their other financial needs, the Company earns commissions (depending on what service is provided) from the services that the financial planners provide to the client. More than 99% of the financial planners are also authorized agents of insurance underwriters, and approximately 2% of the financial planners are also authorized to act as mortgage brokers, and thus, the Company also earns revenues from commissions for acting as an insurance agent and a mortgage broker.

      Royal Alliance, unaffiliated with the Company, is a corporation which is a registered securities broker/dealer and a member of the National Association of Security Dealers, Inc. ("NASD").


      North Ridge Securities Corp. ("North Ridge"), acquired in November 1998, is a wholly owned subsidiary of the Company, and provides securities brokerage services, as well as on-going, full-time management and supervision of asset-allocated portfolios containing stocks, bonds, mutual funds and/or variable annuities.

North Ridge also conducts an insurance brokerage business providing insurance expertise and products as well as advice to customers as to their insurance needs.


      The Company also has a division operating as a direct mail service. It assembles, packages and mails, but does not design, create or draft the test for direct mail materials, however, it provides limited consulting services in these areas.

      Based on the Company's total revenues during its 1998 fiscal year, approximately 36% of the Company's business is tax preparation services; approximately 58% of the Company's business is commission sharing on financial planning services (with approximately 39% from securities transactions and 19% from mortgage brokerage, insurance and other related services); and approximately 6% of the Company's business is direct mail and related services.]

       The Company has a total of [129 offices: [45] in New York, [15] in New Jersey, [16] in Florida, [9] in Arizona, [6] in Ohio, [7] in Maryland, [7] in Connecticut, [7] in Washington, [6] in Massachusetts, [5] in Nevada, [2] in Pennsylvania, [1] in Virginia, [1] in Illinois, [1] in Georgia and [1] in Texas and it maintains its principal executive office at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860.

      Out of the total number of offices: [35] offices provide predominantly tax preparation services and have no regular financial planner associated with them (although financial planners from other offices do work with clients from all of such [35] offices); and [94] offices provide both tax preparation and regular financial planning services.

      Out of the [94] offices that provide both tax preparation and financial planning services: [21] of these offices have only one person who provides both tax preparation and financial planning services; and [73] of these offices have two or more persons who perform tax preparation and financial planning services. No office has more than a total of ten tax preparers and financial planners.


      The Company opened fifteen new offices in January 1994, twenty two new offices in January 1995, forty four new offices in 1996 (closing four in the first half of 1996), eight new offices in 1997, seven new offices in 1998 and four new offices in 1999.

                                  THE OFFERING


Securities Outstanding:
      Before the Offering.................   5,606,913 shares of Common
                                             Stock(1)


                                             507,926 Redeemable
                                             Public Warrants


      After the Offering..................   6,417,188 shares of
                                             Common Stock (2)



Securities Offered........................   826,347 shares of Common
                                             Stock (3)


                                             50,783 Redeemable
                                             Public Warrants (4)(5)


Use of Proceeds...........................   The Company received
                                             approximately
                                             $2,300,000 from the
                                             exercise of the
                                             Redeemable Public
                                             Warrants.



                                             The Company will not
                                             receive any of the
                                             proceeds from the sale of
                                             shares of Common Stock or
                                             Redeemable Public Warrants
                                             by the Selling Security
                                             Holders; all proceeds will
                                             be paid directly to the
                                             Selling Security Holders.
                                             See "SELLING SECURITY
                                             HOLDERS." The Company
                                             received $826,234 of gross
                                             proceeds from the exercise
                                             of the outstanding
                                             options, the Underwriter's
                                             Warrants and the
                                             Redeemable Public Warrants
                                             issuable upon prior
                                             exercise of the
                                             Underwriter's Warrants
                                             described herein. The
                                             Company could receive up
                                             to $436,050 from the
                                             exercise of the
                                             outstanding Common Stock
                                             Warrants held by Woodward,
                                             Hall & Primm and Harbor
                                             Financial, Inc. Such
                                             exercise, however, is not
                                             assured. The Company will
                                             use such proceeds for
                                             working capital purposes.


Risk Factors..............................   An investment in the Common
                                             Stock offered hereby
                                             involves a high degree
                                             of risk and immediate
                                             substantial dilution.
                                             Common Stock should not
                                             be purchased by a
                                             person who cannot
                                             afford the loss of his
                                             or her entire
                                             investment. A
                                             prospective purchaser
                                             of Common Stock should
                                             carefully consider the
                                             factors discussed under
                                             the caption "RISK
                                             FACTORS."

The Company's NASDAQ Symbols:
Common Stock..............................   GTAX
Redeemable Warrants.......................   GTAX-W

--------------------------------------------------------------------------------


(1) Does not include 65,000 shares of Common Stock which were issued upon the exercise of options at $2.50 per share, 101,566 shares of Common Stock and 50,783 Redeemable Public Warrants, all of which were issued pursuant to the Underwriter's Warrants to acquire up to 50,783 Units, each Unit consisting of two shares of Common Stock, par value $.01 per share, of the Company, one redeemable warrant ("Redeemable Public Warrant" as defined above) at an exercise price of $8.40 per Unit, nor the assumed issuance of 85,000 shares of Common Stock registered with this prospectus and issuable upon the exercise of Common Stock Warrants at $5.13 per shares. See "RISK FACTORS--The Sale of Underwriter's Warrants, Other Warrants and Certain Options and Shares being Registered in this Registration Statement May have an Adverse Affect on the Market Price of the Company's Common Stock and Dilute the Percentage Ownership Interest of Holders of Common Stock." Does not include options to purchase a total of 2,434,000 shares of Common Stock at prices ranging from $2.00 per share to $20.00 per share, some as granted under the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan (the "Plan"), and some granted under non-Plan employee stock option agreements. All such options (other than options held by executive officers and directors of the Company to acquire in the aggregate 250,000 shares of Common Stock) have been included in registration statements on Form S-8 filed with the Commission.



(2) Includes a total of 507,926 shares of Common Stock which were issued on the exercise of Public Redeemable Warrants at $4.67 per share, 65,000 shares of Common Stock were issued on the exercise of options at $2.50 per share, 101,566 shares of Common Stock which were issued pursuant to the Underwriter's Warrants, and 50,783 shares of Common Stock were issued upon the exercise of the Redeemable Public Warrants that were issued upon exercise of the Underwriter's Warrants. Assumes the issuance of 85,000 shares of Common Stock registered with this prospectus and issuable upon the exercise of Common Stock Warrants at $5.13 per shares. Does not include options and warrants to purchase a total of 2,434,000 shares of Common Stock at prices ranging from $2.00 per share to $20.00 per share, some as granted under the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan (the "Plan"), and some granted under non-Plan employee stock option agreements. All such options and warrants (other than options to acquire an aggregate of 250,000 shares of Common Stock) have been included in registration statements on Form S-8 filed with the Commission.



(3) The Common Stock offered hereunder has been or will be issued in connection with the exercise of the outstanding Redeemable Public Warrants, outstanding options, the Underwriter's Warrants, the Redeemable Public Warrants issuable on exercise of Underwriter's Warrants and outstanding warrants.


(4) Exercised in connection with the Offering.


(5) The Redeemable Public Warrants registered hereunder were issuable upon the exercise of the Underwriter's Warrants.

                                  RISK FACTORS

      An investment in the Common Stock offered hereby involves a high degree of risk. Common Stock should not be purchased by a person who cannot afford the loss of his or her entire investment. The following risks are all of the principal risk factors and should be considered carefully in evaluating the Company and its business prior to purchasing any of the securities offered hereby.


      1. The High Expense and Initial Non-Profitability of Opening New Offices Each Year Could Result In Losses. In order to open new offices, the Company incurs significant expenses to purchase furniture, equipment and supplies. The Company has found that a new office usually suffers a loss in its first year of operation, shows no material profit or loss in its second year of operation and does not attain profitability, if ever, until its third year of operation. Therefore, the Company's operating income may be reduced in any year that the Company opens a number of new offices that is significant in relation to the number of its existing older offices. The Company opened 15 new offices in January 1994, and during its 1994 fiscal year, the Company earned $687,159 from operations. In January 1995 the Company opened 22 new offices, and in its 1995 fiscal year, the Company earned $583,164 from operations, a decrease of 15% as compared to 1994. In addition, the Company believes that income from offices opened in 1994 had begun to contribute to the Company's earnings in 1995. In January 1996, the Company opened 44 new offices and closed five by the end of the year, and the Company generated for the 1996 fiscal year $594,529 in operating income. In January 1997, the Company opened 8 new offices and generated for the 1997 fiscal year $875,994 operating income, an increase of 67.9% as compared to 1996. In January 1998, the Company opened seven new offices and generated for the 1998 fiscal year $[3,403,000] in operating income, an increase of [388]% as compared to 1997. In January 1999, the Company opened [4] new offices.


      A rapid expansion of offices may, therefore, reduce the Company's short-term net income or result in losses. No assurance, however, can be given that new offices will ultimately operate profitably and increase the Company's net income in the long term.

      If the Company continues to open new offices and if such offices do not become profitable, losses at such offices could depress future earnings or result in charges of expenses to close such offices.


      2. The Acquisition of Small Tax Preparation Practices Could Result in Losses. In 1998, the Company acquired [7] tax preparation practices. As part of its plan of operations, the Company plans to continue to acquire small tax preparation practices. The success of the Company will in part be dependent upon the successful operation of the practices acquired. No assurance can be given that the Company will be able to successfully operate the practices that it acquires.

      If the Company continues to acquire tax preparation practices, and if such practices do not operate profitably, losses at such practices could depress future earnings or result in charges of expenses to close such offices.

      3. The Seasonality of the Company's Business Requires Additional Financing. The Company will require approximately $2,000,000 of financing each year to fund its operations during tax season, particularly because, in the past, the Company experiences quarterly losses from July 1st to December 31st each year. No assurance can be given that such financing will be available to the Company, or, if it is available, that it will be on terms favorable to the Company.

      If the Company cannot secure sufficient seasonal financing, the Company may be required to curtail its operations.

      4. Strong Competition from Other Companies Offering Tax Preparation and Financial Planning Services Could Adversely Affect Company's Growth. The income tax preparation and financial planning services industry is highly competitive. The Company's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Many of these, which include H+R Block, Inc., H.D. Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field, and many well-known brokerage and other firms in the financial services field, have significantly greater financial and other resources than the Company. No assurance can be given that the Company will be able to compete successfully with other older, more established companies. See "BUSINESS--Competition." If the Company cannot effectively compete with other companies, the Company will not be able to maintain its rate of growth of new clients, which will adversely affect the Company.

      5. Potential Competition from Departing Employees and Affiliated Financial Planners May Divert Business from Company's Clients. The Company may suffer from competition from departing employees and affiliated financial planners. Although the Company attempts to restrict such competition contractually, as a practical matter, enforcement of contractual provisions prohibiting small-scale competition by individuals is difficult. In the past, departing employees and affiliated financial planners have competed with the Company. They have the advantage of knowing the Company's methods and, in some cases, having access to the Company's clients. No assurance can be given that the Company will be able to retain its most important employees and financial planners or that the Company will be able to prevent competition from them or successfully compete against them.

      Departing employees may attract clients away from the Company, which will result in a reduction of revenues and will adversely affect the Company.


      6. General Risks of the Securities Industry. The Securities Industry, by its very nature, is subject to numerous and substantial risks, including the risk of declines in price level and volume of transactions, losses resulting from the ownership, trading or underwriting of securities, risks associated with principal activities, the failure of counterparties to meet commitments, customer, employee or issuer fraud risk, litigation, customer claims alleging improper sales practices, errors and misconduct by brokers, traders and other employees and agents (including unauthorized transactions by brokers), and errors and failure in connection with the processing of securities transactions. Many of these risks may increase in periods of market volatility or reduced liquidity. In addition, the amount and profitability of activities in the securities industry are affected by many national and international factors, including economic and political conditions; broad trends in industry and finance; level and volatility of interest rates; legislative and regulatory changes; currency values ; inflation; and availability of short-term and long-term funding and capital, all of which are beyond the control of the Company.



      Several current trends are also affecting the securities industry, including increasing consolidation, increasing use of technology, increasing use of discount and online brokerage services, greater self reliance of individual investors and greater investment in mutual funds. These trends could result in the Company's facing increased competition from larger broker-dealers, a need for increased investment in technology, or potential loss of customers or reduction in commission income. There can be no assurance that these trends or future changes will not have a material adverse effect on the Company's business, financial condition, results of operations or cash flows.



      7. Risk of Reduced Revenue During Periods of Lower Stock Prices or Reduced Trading Volume. The Company's revenue and profitability may be adversely affected by declines in the volume of securities transactions and in market liquidity, which generally result in lower revenues from trading activities and commissions. Lower securities price levels may also result in a reduced volume of transactions, as well as losses from declines in the market value of securities held in trading, investment and underwriting positions. In periods of low volume, the fixed nature of certain expenses, including salaries and benefits, computer hardware and software costs, communications expenses and office leases, will adversely affect profitability. Sudden sharp declines in market values of securities and the failure of issuers and counterparties to perform their obligations can result in illiquid markets in which the Company may incur losses in its principal trading and market-making activities.

      8. Regulation. The SEC, the NYSE and various other regulatory agencies have stringent rules with respect to the protection of customers and maintenance of specified levels of net capital by broker-dealers. The regulatory environment in which the Company operates is subject to change. The Company may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. governmental regulators or Self Regulating Organizations ("SROs"). The Company also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by the SEC, other federal and state governmental authorities and SROs.



      North Ridge is subject to periodic examination by the SEC, SROs and various state authorities. North Ridge's sales practice operations, record-keeping, supervisory procedures and financial position may be reviewed during such examinations to determine if they comply with the rules and regulations designed to protect customers and protect the solvency of broker-dealers. Examinations may result in the issuance of a letter to North Ridge noting perceived deficiencies and requesting North Ridge to take corrective action. Deficiencies could lead to further investigation and the possible institution of administrative proceedings, which may result in the issuance of an order imposing sanctions upon North Ridge and/or its personnel.



      The Company's business may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume and profitability of the Company's or its customers' trading activities in a specific period could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. See "BUSINESS Regulation."



      9. Litigation and Potential Securities Law Liability. Many aspects of the Company's business involve substantial risks of liability. There has been an increase in litigation and arbitration within the securities industry in recent years, including class action suits seeking substantial damages. Broker-dealers such as North Ridge are subject to claims by dissatisfied customers, including claims alleging they were damaged by improper sales practices such as unauthorized trading, churning, sale of unsuitable securities, use of false or misleading statements in the sale of securities, mismanagement and breach of fiduciary duty. North Ridge may be liable for the unauthorized acts of its retail brokers and independent contractors if it fails to adequately supervise their conduct. From time to time, in connection with hiring retail brokers, the Company is subject to litigation by a broker's former employer. The adverse resolution of any legal proceedings involving the Company could have a material adverse effect on its business, financial condition, results of operations or cash flows.

      10. Constraints Imposed by Net Capital Requirements. The SEC, the NYSE, and various other securities exchanges and other regulatory bodies in the United States have rules with respect to net capital requirements that affect North Ridge as a broker-dealer. These Net Capital Requirement Rules are designed to ensure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and their business activities. These Net Capital Requirement Rules have the effect of requiring that a substantial portion of a broker-dealer's assets be kept in cash or highly liquid investments. Failure to maintain the required net capital may subject a firm to suspension or revocation of its registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies, and ultimately may require its liquidation. Compliance by North Ridge with such Net Capital Requirement Rules could limit certain operations that require intensive use of capital, such as underwriting or trading activities. A significant operating loss or any unusually large charge against net capital could curtail the Company's ability to expand or even continue its existing level of business. The Net Capital Requirement Rules could also restrict the ability of the Company to withdraw capital, even in circumstances where North Ridge has more than the minimum amount of required capital, which, in turn, could limit the ability of the Company to pay dividends, implement its strategies, pay interest on and repay the principal of its debt and redeem or repurchase shares of outstanding capital stock. In addition, a change in such Net Capital Requirement Rules or the imposition of new rules affecting the scope, coverage, calculation or amount of such net capital requirements, or a significant operating loss or any large charge against net capital, could have similar adverse effects.


      11. The Company's Dependence Upon its Three Executive Officers Makes It Vulnerable to the Loss of any such Officers. The Company is dependent upon the services of James Ciocia, its President, Thomas Povinelli, its Executive Vice President, and Kathryn Travis, its Secretary. The loss or interruption of the services of any of these individuals, would result in a material loss of efficiency and productivity and would have a material adverse affect on the Company.

      12. Potential Civil and Criminal Liabilities under the Internal Revenue Code because of the Company's Business of Preparing Tax Returns May Result in Material Liabilities. The Company's business of preparing tax returns subjects it to potential civil liabilities under the Internal Revenue Code and the regulations promulgated thereunder. Civil penalties, ranging from $50 to $10,000 per violation, could be assessed against the Company for failure to observe certain ministerial requirements, failure to keep required records, improper disclosure of taxpayer records, or failure to maintain required ethical standards with respect to the accuracy of the returns and the positions taken therein regarding taxpayer liability for taxes. Although the Company has not been assessed with material civil penalties or fines, and although the Company intends to comply with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties. The Company does not maintain any professional liability or `malpractice' insurance policy. The Company has never been the subject of a malpractice claim, but if such claims were made, they would require significant expenses for legal fees and other costs in defense and could result in significant liability and could adversely affect the Company by damaging its reputation.

      In addition, making fraudulent statements on a tax return, willfully delivering fraudulent documents to the IRS and unauthorized disclosure of taxpayer information can constitute criminal offenses. Criminal penalties for such offenses range from $1,000 and/or one year of imprisonment to $500,000 and/or three years of imprisonment per violation. The Company has never been charged with a criminal offense. If the Company were to be charged with a criminal offense and found guilty or if any of its employees or executives were convicted of a criminal offense, in addition to the costs of defense and possible fines set forth above, the Company would likely experience an adverse affect to its reputation, which could directly lead to a decrease in revenues from the loss of clients.

      13. Inability of the Company to Provide Services of a Certified Public Accountant may Hamper Company's Marketing and/or Increase Risk of Liability. The Company earns almost $10 million in revenues related to tax preparation services, however, the Company employs only two full-time certified public accountants, who do not work as tax preparers, and the Company does not employ any full-time tax attorneys to provide advice to tax preparers in connection with the proper preparation of returns.

      [Ninety three] percent of the tax preparation services are conducted by seasonal employees who are not certified public accountants or tax attorneys. Under state law, the Company is not allowed to provide legal tax advice, and the Company does not employ nor does it retain any tax attorneys on a full-time basis. Because most of the Company's employees who prepare tax returns are not certified public accountants, tax attorneys or otherwise enrolled to practice before the IRS, such employees of the Company are strictly limited as to the roles they may take in assisting a client in an audit with the IRS. These limitations on services that the Company may provide could hinder the Company's ability to market its services.

      Furthermore, the small percentage of certified public accountants or tax attorneys to provide assistance and guidance to the Company's tax preparers may increase the risk of the improper preparation of tax returns by the Company. The improper preparation of tax returns could result in significant defense expenses and civil liability as discussed in "RISK FACTORS -- Potential Civil and

Criminal Liabilities under the Internal Revenue Code because of the Company's Business of Preparing Tax Returns May Result in Material Liabilities."

      14. Trademark Infringements and Loss of Trademark Could Damage the Company's Marketing. The Company has registered its "Gilman + CiociaR" trademark with the U.S. Patent and Trademark Office. No assurance can be given that the Company would be able successfully to defend its trademark if forced to litigate its enforceability. The Company believes that its trademark "Gilman + CiociaR" constitutes a valuable marketing factor. If the Company were to lose the use of such trademark, its sales could be adversely affected.

      If another entity utilizes the Company's trademark and the Company cannot enforce its trademark against such entity, then the Company may lose clients to the infringing entity, which would adversely affect the Company revenues and profitability.

      15. Continued Expansion into Financial Planning and the Dependance on Individual Financial Planners Makes the Company Vulnerable to Lack of Success of Financial Planners. The Company plans to continue to expand into the area of financial planning and recruit financial planners. The success of the Company will in large part be dependent upon the successful operation of the financial planners who are recruited. No assurance can be given that such financial planners will be successful in their ventures. The financial planning segment of the Company's business has generated an increasing portion of the Company's revenues during the past few years, and if such segment does not continue to be successful, the Company's rate of growth may decrease.


      16. Control of the Company by Current Management which Owns or Could Acquire 35.9% of the Outstanding Common Stock of the Company. The current management of the Company owns or could acquire approximately 35.9% of the outstanding Common Stock of the Company. No cumulative voting is in effect for the election of directors of the Company, and no such arrangement is currently contemplated. The current management will, therefore, be able to elect all of the directors and thereby effectively continue to control the Company. Current management, therefore, through its share ownership of the Company could pose an obstacle to a purchase of the Company that might be desirable to other shareholders and/or to a change in management if the Company is not operating profitably in the future. See "DESCRIPTION OF SECURITIES."


      17. The Issuance of Preferred Stock that does not Require Approval of the Shareholders May Inhibit Change of Control. The Company has authorized 100,000 shares of Preferred Stock (see "DESCRIPTION OF SECURITIES"), which may be issued, without approval by the shareholders of the Company, by the Board of Directors of the Company in such classes, with such designations, rights and preferences and at such prices as the Board of Directors determines to be in the best interest of the Company. Holders of such Preferred Stock so issued could have preferential rights over the holders of Common Stock in a liquidation of the Company. In addition, although management of the Company does or could control approximately 35.9% of the outstanding Common Stock, if at any time in the future management does not control a majority of the outstanding Common Stock, then Preferred Stock with special voting or other rights could be issued that could entrench current management and adversely affect any proposed change of control of the Company.


      Current management, therefore, through the issuance of Preferred Stock of the Company could pose an obstacle to a purchase of the Company that might be desirable to other shareholders and/or to a change in management if the Company is not operating profitably in the future.

      18. Management's Broad Discretion over the Allocation of the Company's Proceeds Means that Proceeds Could be Used for Risky Ventures Not Approved by Shareholders. The proceeds of the Offering will be utilized predominately for the opening of new offices, recruiting financial planners, acquiring existing tax preparation practices, marketing and sales, general and administrative expenses and working capital requirements. However, management will have broad discretion over the application and allocation of the use of the net proceeds. See "USE OF PROCEEDS." The Company's management is not restricted in the use of the proceeds, which may be utilized for risky ventures and in ways that may not be productive for the Company.

      19. Immediate Substantial Dilution of the Company's Common Stock Means that the Net Book Value of a Share of Common Stock Is Far Less than its Market Price. Assuming that all outstanding warrants and options registered hereby are exercised and shares of Common Stock are sold, purchasers of Common Stock would likely experience a substantial dilution and may have an adverse affect on the market price for the Common Stock and reduce the marketability of the Company's Common Stock.

      20. Dividends have not been distributed by the Company. Since its initial public offering of securities in 1994, the Company has paid no dividends, and it does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company. It is very likely that no dividends will be distributed in the near future, which may reduce the marketability of the Company's Common Stock.

      21. Contingent Tax Liability May Be Imposed in respect of Past Compensation Paid to Financial Planners Affiliated with the Company. Of the financial planners affiliated with the Company, approximately 66% also perform tax preparation, managerial or other services for the Company and receive compensation as employees of the Company for such services ("Employee/Planners"). Three Employee/Planners also received compensation from the Company for tax preparation, managerial and/or other services as independent contractors. If the Internal Revenue Service were to consider these three Employee/Planners as employees, then the Company may have tax liabilities in connection with past compensation paid to such three Employee/Planners. The Company believes that it is unlikely that such contingent tax liabilities, if any, would have a material effect on the financial position, results of operations or cash flows of the Company.

      The financial planners affiliated with the Company receive their share of commissions directly from Royal Alliance as independent contractors and registered representatives of Royal Alliance. The Company's opinion is that this tax reporting method is appropriate. No assurance can be given that the U.S. Internal Revenue Service or State authorities will not attempt to assert payroll tax claims in respect of such commissions, and if such claims were ultimately decided against the Company, the payment of such tax liabilities could have a material adverse affect on the Company's financial condition.


      22. Potential Future Sales of Restricted Stock pursuant to Rule 144 May Have an Adverse Affect on the Market Price of the Company's Common Stock. Of the 6,640,531 shares of Common Stock currently issued and outstanding approximately 2,370,223 shares are "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Act"). In general, under Rule 144 promulgated under the Act, a person who has satisfied a one-year holding period may, under certain circumstances, sell, within any three-month period, a number of shares of "restricted securities" that does not exceed the greater of one percent of the then outstanding shares of Common Stock or the average weekly trading volume of such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares of Common Stock by a person who is not an "affiliate" of the Company (as defined in Rule
144) and who has satisfied a two-year holding period, without any volume or other limitation. All of the shares of Common Stock that are "restricted" shares are held by "affiliates" of the Company and almost all have already been held for the two-year holding period mentioned above.



      The Company has granted 2,131,000 options to purchase shares of the Company's Common Stock to 32 individuals in addition to the 303,000 options granted to employees in conjunction with its 1993 Joint Incentive and Non-qualified Stock Option Plan. The shares issuable upon exercise of such options would be eligible for resale under Rule 144 after one year following the exercise of such options or earlier if the underlying Common Stock were registered by the Company. Certain shares are registered in the Company's registration statements on Form S-8 filed on October 28, 1996 and April 13, 1998 and certain shares are registered in the Company's registration statement of which this prospectus is a part.

      The sale of restricted Common Stock in the future, or even the possibility that it may be sold, may have an adverse affect on the market price for the Common Stock and reduce the marketability of the Common Stock.


      23. The Sale of Underwriter's Warrants, Other Warrants and Certain Options and Shares Being Registered in this Registration Statement May Have an Adverse Affect on the Market Price of the Company's Common Stock and Dilute the Percentage Ownership Interest of Holders of Common Stock. The Company is registering for sale up 72,250 shares of Common Stock issuable upon the exercise of Common Stock Warrants at $5.13 per shares, 12,750 shares of Common Stock issuable upon the exercise of Common Stock Warrants at $5.13 per share, In addition, the offering for sale of some or all of such underlying Common Stock, or even the possibility of such sale, may have an adverse affect on the market price for the Common Stock and reduce the marketability of the Company's Common Stock. See "DESCRIPTION OF SECURITIES" and "PLAN OF DISTRIBUTION."



     This prospectus does not include options to purchase a total of 2,434,000 shares of Common Stock at prices ranging from $2.00 per share to $20.00 per share, some as granted under the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan (the "Plan"), and some granted under non-Plan employee stock option agreements. All such options (other than options held by executive officers and directors of the Company to acquire in the aggregate 250,000 shares of Common Stock) have been included in registration statements on Form S-8 filed with the Commission.


      A sale of such securities, or even the possibility of such sale, may have an adverse affect on the market price for the Common Stock and reduce the marketability of the Company's Common Stock.


      24. The Imposition of Additional Rules Limiting Broker/Dealer Sales of Shares of Common Stock May Adversely Affect the Company's Ability to Sell its Securities and Discourage Broker/Dealers from Effecting Transactions in the Company's Common Stock. The Company's Common Stock is not currently covered by, but it is possible that the Company's Common Stock, if its market price were to fall substantially, in the future might come to be covered by a

Commission rule that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with their spouse). For transactions covered by the rule, the broker/dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.

      In addition, it is possible that an underwriter's participation in the trading market of the Common Stock and the Redeemable Public Warrants will be covered by a Commission rule that imposes additional disclosure requirements on broker/dealers in "penny stock" transactions. Although the Common Stock is currently outside the definition of a "penny stock" under the applicable rules, in the event the Common Stock were subsequently to become characterized as a "penny stock," as a result of being delisted from The Nasdaq SmallCap Stock Market or otherwise, broker/dealers effecting transactions for clients in the Common Stock will be required to make extensive disclosures to such clients in certain circumstances regarding the Common Stock, including bid, offer and other pricing information relating to the Common Stock, such broker/dealer's compensation and the compensation of associated persons in connection with the transaction, and such client's specific account information. Such additional burdens imposed upon broker/dealers may discourage broker/dealers from effecting transactions in the Common Stock. Consequently, these rules may affect the ability of broker/dealers to sell the Company's securities and also may affect the ability of purchasers of Common Stock to sell their securities in the secondary market.

      25. Directors of the Company are Generally Not Individually Liable for Monetary Damages to the Company or to its Stockholders for Decisions Made by the Board with Limited Exceptions under Delaware Law. Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit. See "MANAGEMENT." Because of the lack of individual liability of the Directors, the Directors have broad discretion over what actions shall be made on behalf of the Company, which actions may by ill-advised and may adversely affect the Company without resulting in any liability on the part of Directors to compensate the Company for such adverse results.

                               MARKET INFORMATION

      The principal market on which the Company's Common Stock trades is The NASDAQ Stock Market under the symbol "GTAX." Prior to August 28, 1998, the Company's Common Stock traded on the Nasdaq SmallCap Stock Market. Prior to December 1994 no public market existed for the Company's securities.

      The following table sets forth the high and low sales prices for the Common Stock during the period indicated:


                                                  Sales Prices
                                                  ------------
Quarter Ended                              High                   Low
-------------                              ----                   ---
December 31, 1994                          $ 3 3/4                $ 3 1/2

March 31, 1995                             $ 4                    $ 2 1/4

June 30, 1995                              $ 4 1/8                $ 2 1/4

September 30, 1995                         $ 5 5/8                $ 3 1/8

December 31, 1995                          $ 7 1/2                $ 5 1/4

March 31, 1996                             $ 7 7/16               $ 5 1/2

June 30, 1996                              $ 7 1/4                $ 5 3/8

September 30, 1996                         $ 6 1/2                $ 5 1/4

December 31, 1996                          $ 3 1/2                $ 2

March 31, 1997                             $ 2 3/16               $ 2 1/16

June 30, 1997                              $ 2 1/16               $ 1 15/16

September 30, 1997                         $ 5 1/8                $ 4 1/8

December 31, 1997                          $ 8 3/8                $ 4 3/8

March 31, 1998                             $14 7/8                $ 7

June 30, 1998                              $24 1/2                $13 3/4

September 30, 1998                         $17 13/16              $8 15/16

December 31, 1998                          $9 13/16               $6 3/4

March 31, 1999                             $19 1/8                $9 1/2


        Since December 1997, the market price of the Common Stock of the Company has tripled and fallen to approximately its December 1997 range and subsequently increased to approximately twice its value in December 1997. The Company, however, has no basis for knowing the cause of such volatility or how long it will continue, and no assurance can be given that the Company's performance during recent periods is predictive of its future performance.

        As of April 16, 1999, the approximate number of holders of record of the Common Stock was [249].

        The Company has not paid dividends to its shareholders since its initial public offering and does not plan to pay dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of the Company.

        The Company's NASDAQ symbols are:

Common Stock...........................    GTAX
Redeemable Warrants....................    GTAX-W

                                 USE OF PROCEEDS


        The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Security holders; all proceeds will be paid directly to the Selling Security Holders. See "SELLING SECURITY HOLDERS." The Company received approximately $3,100,000 of gross proceeds from the exercise of all of the Redeemable Public Warrants, 65,000 options for the purchase of Common Stock, the Underwriter's Warrants, and the Redeemable Public Warrants issued upon exercise of the Underwriter's Warrants and could receive up to $436,050 from the exercise of all currently outstanding Common Stock Warrants held by Woodward, Hall & Primm and Harbor Financial, Inc. However, such exercise of any of the outstanding options and warrants is not assured.



        The Company estimates that it has incurred approximately $395,000 in expenses relating to this offering and intends to use the net proceeds for working capital purposes. Such funds have not been kept separate from other funds of the Company and collectively will be used to pay all obligations of the Company including compensation to the officers. No proceeds are allocated specifically to any other payment, directly or indirectly, to directors, officers or their affiliates. The officers of the Company have broad discretion over the use of proceeds. See "Risk Factors -- Management's Broad Discretion Over the Allocation of the Company's Proceeds Means that Proceeds Could Be Used for Risky Ventures Not Approved by Shareholders."



        The sale and issuance of securities upon the exercise of Redeemable Public Warrants resulted in proceeds directly to the Company as follows:


================================================================================
                                            Underwriting
                          PRICE TO         Discounts and        Proceeds to
                          PUBLIC(1)        Commissions(2)        Issuer(3)
--------------------------------------------------------------------------------
Per Share of
Common Stock

[507,926 Shares]          $4.67(4)              $-0-           [$2,372,014]

--------------------------------------------------------------------------------
 TOTAL.........                                                [$2,372,014]
================================================================================


(1) The 507,926 shares of Common Stock issued at $4.67 per share consist of the shares issued upon the exercise of 491,550 of the 507,926 Redeemable Public Warrants.



(2) The securities registered hereunder were not and will not be sold through an underwriter, however, the Company paid to First Colonial Securities, Inc. as advisor in connection with this offering a $35,000 advance fee, although such engagement has expired.

(3) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $395,000, which is cross-referenced at footnote number 2 for the following chart. The Selling Security Holders are not paying any of the costs associated with this registration. The expenses payable by the Company in connection with the issuance and distribution of the securities being registered are as follows:



Securities and Exchange Commission Fees............                    [$1,915]
NASDAQ Stock Market listing fees...................                         -0-
Transfer/Warrant Agent's Fee and Expenses..........                       1,000
Accounting Fees and Expenses.......................                     260,000
Blue Sky Fees and Expenses.........................                       5,000
Printing Expenses .................................                      15,000
First Colonial Securities Group, Inc...............                      35,000
Legal Fees.........................................                      75,000
Miscellaneous......................................                     [2,085]
                                                                        -------
        TOTAL......................................                    $395,000
                                                                       ========



(4) The price received by the Company is the price at which warrantholders bought Common Stock upon the exercise of Redeemable Public Warrants.


        The sale of securities by Security Holders will not result in any proceeds to the Company. However, it presumes exercise of outstanding warrants and options, and proceeds to the issuer as follows:

================================================================================
                                            Underwriting
                        PRICE PAID TO      Discounts and        Proceeds to
                           ISSUER          Commissions(1)        Issuer(2)

--------------------------------------------------------------------------------
Per Share of
Common Stock

      65,000
      Shares             $ 2.50 (3)             $-0-             $ 162,500

      101,566
      Shares             $ 4.20 (4)             $-0-             $ 426,577


      50,783             $ 4.67 (5)             $-0-             $ 237,157
      Shares

      72,250             $ 5.13 (6)             $-0-             $370,642
      Shares

      12,750             $ 5.13 (7)             $-0-             $ 65,407
      Shares

   Per Redeemable
   Public Warrant
                         $  -0- (8)             $-0-             $   -0-
       50,783
       Warrants
--------------------------------------------------------------------------------
                                                $-0-             $911,234
Total.........
================================================================================


(1) The securities registered hereunder will not be sold through an underwriter.


(2) All expenses of this registration other than commissions and concessions are payable by the Company, and are estimated at $395,000
        (cross-referenced in the previous chart footnote 3 which also provides detail of such expenses). The Selling Security Holders are not paying any of the expenses associated with this registration.



(3) Shares of Common Stock which were issued upon the exercise of outstanding options.



(4) The 101,566 shares of Common Stock issuable at $4.20 per share are the shares of Common Stock which were issued upon the exercise of the Underwriter's Warrants.



(5) The 50,783 Shares of Common Stock issuable at $4.67 per share are the shares which were issued upon exercise of those Redeemable Public Warrants that were issued on the exercise of the Underwriter's Warrants.

(6) The 72,250 Shares of Common Stock issuable at $5.13 per share are issuable upon exercise of Common Stock Warrants owned by Harbor Financial, Inc.


(7) The 12,750 Shares of Common Stock issuable at $5.13 per share are issuable upon exercise of Common Stock Warrants owned by Texas Capital Securities, Inc.



(8) The 50,783 Redeemable Public Warrants were issued upon the exercise of the Underwriter's Warrants. For the purposes of this chart, the entire exercise price of the Underwriter's Warrants has been allocated to the Common Stock issuable thereon.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS



        The following discussion should be read in conjunction with the Company's financial statements and related notes thereto of this Annual Report. Except for the historical information contained herein, this and other sections of this Annual Report contain certain forward-looking statements that involve substantial risks and uncertainties. When used in this Annual Report, the words "anticipate," "believe," "estimate," "expect", and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. The Company's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.



OVERVIEW



        During Fiscal 1998, approximately 36% of the Company's revenues were earned from tax preparation services, 58% were earned from financial planning and related services and 6% were earned from direct mail and related services. In addition, the Company acquired a securities broker/dealer subsidiary in November 1998 whose operations have not been included in any fiscal year-end financial statements



        Direct mail services historically have not materially contributed to the Company's net income. The Company's tax return preparation business and the financial planning services provided to the Company's clients are closely linked together. These lines of business generally use the same individuals, assets, marketing and facilities. In addition, the financial planning customers generally are introduced to the financial planners through the Company's tax preparation services. The Company believes that its tax return preparation business is inextricably intertwined with, and a necessary adjunct to, the financial planning services provided to the Company's clients, that neither segment would operate profitably by itself and that the two segments can be viewed meaningfully only as a whole.



        The Company opened fifteen new offices in January 1994, twenty-two new offices in January 1995, forty-three new offices in January 1996, eight new offices in January 1997, seven new offices in January 1998 and four new offices in January 1999. From time to time the Company merges offices in similar geographic areas in order to take advantage of economies of scale. During Fiscal 1998 the Company closed its two offices in California.

PLAN OF OPERATION



            Tax Preparation and Financial Planning



            During the Company's fiscal year ended June 30, 1996 ("Fiscal 1996"), Fiscal 1997 and Fiscal 1998, the Company opened 58 new offices, which represents approximately 46% of all offices at June 30, 1998. New offices have historically attracted more tax preparation clients, which have resulted in increased revenues and have contributed to the Company's growth. In addition, each of the new tax preparation clients are potential new financial planning clients. The Company plans to continue to expand and open new offices during the next year (although no specific target has been set), recruit successful financial planners and acquire tax preparation practices. In addition, the Company anticipates that it may acquire existing securities broker/dealers to increase the number of financial planners who provide financial planning services to clients of the Company. The Company anticipates funding this growth through the proceeds of future offerings of equity securities, if any, operating profits and use of its short-term line of credit.



            During Fiscal 1996 and Fiscal 1997, the Company purchased two buildings in connection with the acquisition of two tax preparation practices. The Company may purchase other real estate in connection with future acquisitions, but it has no plans to invest in real estate apart from its other businesses.



            The Company anticipates that opening new offices will increase its revenues, but will involve a substantial increase in costs. The Company has no basis to predict whether its new offices will have a material effect on its net income. The Company believes that its new offices can ultimately be operated profitably, but expansion may initially reduce the Company's profits or result in an overall loss in future years. Although the Company anticipates opening new offices, the Company will also focus on expanding its tax preparation base in its current markets.



            Direct Mail Division



            During Fiscal 1998, the Company continued its operations of a direct mail division in order to control the substantial costs of advertising its many offices. This division was acquired to specifically reduce the costs of advertising for the Company. The Company believes that the direct mail division results in lower advertising costs on a per-office basis, as the Company takes advantage of economies of scale. The Company's direct mail division operates as an independent division and solicits its own customers for its direct mail services. In Fiscal 1998, the direct mail division experienced an 18% decrease in revenues from the prior fiscal year due primarily to the concentration of the direct mail division services and resources for internal Company use, which resulted in a loss of certain client accounts outside the Company. In Fiscal 1998, 43% of the direct mail division's revenues were from unaffiliated parties as compared to 49% in Fiscal 1997.



RESULTS OF OPERATIONS



            The following table sets forth for the periods indicated certain items from the Company's statements of income expressed as a percentage of revenue and the percentage change in such items for Fiscal 1997 and Fiscal 1998. The trends illustrated in the following table are not necessarily indicative of future results.



                              PERCENTAGE 0F REVENUE



                                          YEAR ENDED
                                           JUNE 30,             % INCREASE
                                           --------             ----------
                                     1997            1998      1997 to 1998
--------------------------------------------------------------------------------
Tax preparation fees                  40%             36%           (4%)
Financial planning commissions        51%             58%           7%
Direct mail services                  9%              6%            (3%)
    Total revenue                     100%            100%
Salaries and Commissions              53%             51%           (2%)
General/administrative expense        15%             14%           (1%)
Advertising                           11%             10%           (1%)
Direct Stall Costs                    5%              3%            (2%)
Rent                                  6%              7%            (1%)
Depreciation and amortization         3%              3%            0%
Operating expenses                    95%             88%           (7%)
Other income (expense), net           0%              0%            0%
Income before taxes                   5%              12%           7%
Provision for income TAXES            2%              5%            3%
Net income                            3%              7%            4%



Fiscal 1997 Compared to Fiscal 1998



            The Company's revenues for Fiscal 1998 were $28,533,083 as compared to $24,574,571 for Fiscal 1997, an increase of $3,958,512 or 16%. This increase was attributable primarily to increased commissions from increased sales of financial planning services and additional affiliated financial planners.



            The Company's total revenues for Fiscal 1998 consisted of $10,164,550 for tax preparation services, $16,578,032 for financial planning services and Sl,790,501 for direct mailing services. Tax preparation services consisted of 36%, financial planning services consisted of 58% and direct mailing services consisted of 6% of the Company's total revenues for Fiscal 1998. The Company's total revenues for Fiscal 1997 consisted of $9,921,967 for tax preparation services, $12,464,284 for financial planning services and $2,188,320 for direct mailing services. Tax preparation services consisted of 40%, financial planning services consisted of 51% and direct mailing services consisted of 9% of the Company's total revenues for Fiscal 1997.



            The growth in the tax preparation segment is primarily attributable to the opening of seven new offices in January 1998. The growth in the financial planning segment is primarily attributable to the addition of financial planners who generated additional commissions from financial planning activities. The remaining growth in financial planning revenues is a result of increased securities and insurance transactions attributable to existing financial planners. Any reduction in the rate of increase of equity securities' prices in the marketplace could reduce the increase in investments that the Company's clients make through the Company, and falling market prices of securities could result in a reduction that would offset other sources of growth in the Company's financial planning revenues. The Company has previously experienced a 6 to 12 month delay after the opening of a new office before such office generated significant financial planning revenues, if ever.



            The Company's operating expenses for Fiscal 1998 were $25,130,413, as compared to operating expenses of $23,283,697 for Fiscal 1997. Operating expenses as a percentage of total revenue for Fiscal 1998 were 88% compared to 95% for Fiscal 1997. The increase in operating expenses was attributable to increases of $1,453,687 in salaries and commissions, $621,160 in general and administrative expenses, $152,349 in rent and $72,469 in depreciation and amortization, which were offset by decreases in direct mail costs of $365,875 and $87,074 in advertising. The increase in operating expenses was primarily attributable to the costs associated with opening seven new offices in Fiscal 1998, an increase of financial planning services (including the number of financial planners and the overall financial planning revenues) and, to a lesser extent, increases in salaries.



            The increase in salaries and commissions is primarily due to an increase in commissions payable to financial planners as a result of the increased sales of financial planning services and the addition of financial planners.



            The increase in general and administrative expenses from Fiscal 1997 to Fiscal 1998 resulted principally from the Company's expansion of operations and the opening of seven new offices in Fiscal 1998. Such increase was attributable to various factors, including the increase in office expenses at the new offices and increased costs in connection with presenting additional financial planning seminars in Fiscal 1998.



         The increased rent expense was principally attributable to the addition of the Company's seven new offices during Fiscal 1998 and the offices opened in the second half of Fiscal 1997.



          The increase in depreciation and amortization expense is due primarily to additions to property, plant and equipment of approximately $773,000. These additions include updates to the

Company's computer systems, including software upgrades, hardware upgrades and additional computer hardware for the seven new offices opened in Fiscal 1998.



         The reduction of the Company's direct mail costs is related to the decrease in revenue attributable to that segment of the Company's business.



         The Company's income after provision for income taxes for Fiscal 1998 $2,011,345, as compared to $875,994 for Fiscal 1997. The increase of 130% is primarily attributable to higher net operating income generated from financial planning and tax preparation services. These increases were offset by the slight decrease in income from direct mail services.



         The Company suffered a net loss of $122,467 after income taxes for the fiscal quarter ended September 30 ,1998 and a net loss of $75,456 for the fiscal quarter ended December 31, 1998.



         The Company's business is highly seasonal, with the majority of its revenue earned in the first four months of the calendar year. The effect of inflation has not been significant to the Company's business in recent years.



LIQUIDITY AND CAPITAL RESOURCES



         The Company's revenues have been, and are expected to be, highly seasonal. As a result, the Company must generate sufficient cash during the tax season, in addition to its available bank credit facility, to fund its operation in the first half of the following fiscal year. Operations during the non-tax season are primarily focused on financial planning services. Since its inception, the Company has utilized funds from operations proceeds from its initial public offering and/or bank borrowings to support operations finance working capital requirements and complete acquisitions.



         The Company's cash flows provided by operating activities were $1,654,601 and $1,516,445 for Fiscal 1998 and Fiscal 1997, respectively. The increase of approximately $138,156 is due primarily to increases in net income from $875,994 in Fiscal 1997 to $2,011,345 in Fiscal 1998, which was offset by an increase in accounts receivable from $174,375 in Fiscal 1997 to $1,141,576 in fiscal 1998.




        Net cash used in investing activities was $1,115,824 and 1,129,500 for Fiscal 1998 and Fiscal 1997, respectively. The decrease of approximately $13,676 is primarily due to additional amounts utilized in the purchase of new equipment and additional costs associated with acquisitions. This was offset by decreased costs associated with the acquisition of intangible assets and fewer proceeds from the sale of investments.

         Net cash used in financing activities was $1,753,435 in Fiscal 1998, compared with net cash provided by financing activities of $311,749 in Fiscal 1997. The decrease of approximately $2,065,184 is primarily attributable to the acquisition of approximately $180,000 of treasury stock in Fiscal 1998 as compared to $730,000 in Fiscal 1997, the repayment of approximately $4,400,000 of outstanding bank loans in Fiscal 1998 as compared to approximately $2,900,000 in Fiscal 1997 and the incurrence of approximately $300,000 in Fiscal 1998 of costs associated with the Registration Statement on Form SB-2 of which this prospectus is a part as it related to the Company's outstanding publicly-traded Common Stock purchase warrants.



         The Company has two credit facilities with State Bank of Long Island and European American Bank. One facility is a line of credit for $4,500,000. Another facility is a revolving credit loan for $3,500,000. Borrowings under this line are in the form of short-term notes with interest charged monthly at the bank's prime lending rate plus 1 1/2%.



         The Company believes that it could continue to operate without any additional financing (other than its seasonal bank loans) during the next 12 months. The Company anticipates that it will not pay any dividends on its Common Stock in the foreseeable future, but will apply any profits to fund the Company's expansion.



RECENT DEVELOPMENTS



         On September 28, 1998, the Company's Registration Statement on Form SB-2 relating to the shares of Common Stock issuable upon exercise of the Company's redeemable publicly traded warrants (the "Warrants") was declared effective by the Commission. Almost all of the Warrants were exercised at $4.67 per share. The Company received an aggregate of approximately $2,300,000 from such exercises.


RECENT ACCOUNTING PRONOUNCEMENTS

         In February 1997, FASB issued Statement No. 128, "Earnings Per Share," which is effective for periods ending after December 15, 1997. The Company has adopted Statement No. 128 for its Fiscal 1998 and has restated its weighted-average shares for all prior periods.

         In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income, its components and accumulated balances. SFAS No. 130 is effective for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. Results of operations and financial position, however, will be unaffected by implementation of this standard.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires entities to disclose financial and detailed information about their operating segments in a canner consistent with internal segment reporting used by the Company to allocate resources and assess financial performance. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

         The Company has adopted SFAS No. 130 and 131 for the fiscal year ending June 30, 1998. SFAS No.'s 130 and 131 expand and modify financial statement disclosures and, accordingly, have no impact on the Company's results of operations, earnings per share or financial position.

         In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, "Reporting Costs of Start-Up Activities" ("SOP 98-5"), which establishes standards for the accounting of start-up costs. SOP 98-5 states that costs of start-up activities, including organization costs, should be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998, although earlier application is encouraged. The Company has adopted SOP 98-5 during Fiscal 1998. The effects of this standard have no material impact on the Company's results of operations earnings per share or financial position.

         YEAR 2000 COMPLIANCE

         The Company is currently finalizing the installation of the Great Plains accounting system, which is year 2000 compliant. The Company does not anticipate any material additional costs with regard to its year 2000 compliance. The year 2000 issue is not expected to affect the systems of various entities with which the Company interacts. However, there can be no assurance that the systems of other companies on which the Company relies will be timely converted, or that a failure by another Company's systems to be year 2000 compliant would not have a material adverse effect on the Company.

                                    BUSINESS

         GENERAL

         Gilman & Ciocia, Inc. (the "Company") was incorporated under the laws of the State of Delaware on September 3, 1993, the successor in interest to Gilman & Ciocia, Inc., a New York corporation organized on November 4, 1981, and is a preparer of federal, state and local income tax returns for individuals predominantly in middle and upper income brackets.

         The preparation of a tax return by the Company usually involves a personal meeting at the office between a client and an employee of the Company. In addition, while preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments, pension and estate planning. The Company capitalizes on this situation by providing financial planning questionnaires to all of its tax preparation clients.

         After review of such questionnaires by financial planners, if appropriate, financial planners will recommend the tax preparer to introduce the tax preparation client to a financial planner. Each of the financial planners to which a client might be introduced is a registered representative of an independent registered securities broker/dealer, Royal Alliance Associates, Inc. ("Royal Alliance"), and each has agreed to share commissions with the Company. In approximately 22% of the cases, such financial planner is the tax preparer himself.

         If such clients do utilize the financial planners to assist them on their other financial needs, the Company earns commissions (depending on what service is provided) from the services that the financial planners provide to the client. More than 99% of the financial planners are also authorized agents of insurance underwriters, and approximately 2% of the financial planners are also authorized to act as mortgage brokers, and thus, the Company also earns revenues from commissions for acting as an insurance agent and a mortgage broker.

         Royal Alliance, unaffiliated with the Company, is a corporation which is a registered securities broker/dealer and a member of the National Association of Security Dealers, Inc. ("NASD").


         North Ridge Securities Corp. ("North Ridge"), a wholly owned subsidiary of the Company acquired in November 1998, provides securities brokerage services, as well as on-going, full-time management and supervision of asset-allocated portfolios containing stocks, bonds, mutual funds and/or variable annuities. North Ridge also conducts a full-service insurance brokerage business providing insurance expertise and products as well as advice to customers as to their insurance needs.

         The Company also has a division operating as a direct mail service. It assembles, packages and mails, but does not design, create or draft the test for direct mail materials, however, it provides limited consulting services in these areas.


         Based on the Company's total revenues during its 1998 fiscal year, approximately 36% of the Company's business is tax preparation services; approximately 58% of the Company's business is commission sharing on financial planning services; and approximately 6% of the Company's business is direct mail and related services.


         The Company has a total of [129] offices: [45] in New York, [15] in New Jersey, [16] in Florida, [9] in Arizona, [6] in Ohio, [7] in Maryland, [7] in Connecticut, [7] in Washington, [6] in Massachusetts, [5] in Nevada, [2] in Pennsylvania, [1] in Virginia, [1] in Illinois, [1] in Georgia and [1] in Texas and it maintains its principal executive office at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860.

         Out of the total number of offices: [35] offices provide predominantly tax preparation services and have no regular financial planner associated with them (although financial planners from other offices do work with clients from all of such [35] offices); and [94] offices provide both tax preparation and regular financial planning services.

         Out of the [94] offices that provide both tax preparation and financial planning services: [21] of these offices have only one person who provides both tax preparation and financial planning services; and [73] of these offices have two or more persons who perform tax preparation and financial planning services. No office has more than a total of ten tax preparers and financial planners.


         The Company opened fifteen new offices in January 1994, twenty two new offices in January 1995, forty four new offices in 1996 (closing four in the first half of 1996), eight new offices in 1997, seven new offices in 1998 and [4] in 1999.



         HISTORY


         Following its organization in 1981, most of the Company's expansion was effected through separate corporations under common control with the Company. In December 1992, the Company merged with 15 of such affiliated corporations conducting the same business as the Company. Several of such affiliated corporations, which did not participate in the merger, were liquidated prior to such merger. Their clients and territories were absorbed by other nearby offices of the Company. The Company opened 15 offices in January 1994, 22 offices in January 1995, 44 offices in 1996 (closing 4 in the first half of 1996), 8 in 1997 and 7 in 1998 and 4 in 1999. The Company now has a total of [129] offices.

         In December 1994, the Company consummated its initial public offering ("IPO") of 507,926 units, including the underwriter's overallotment option, of its securities to the public for $7.00 per unit. Each unit consisted of two shares of the Company's common stock and a warrant to purchase another share of common stock at $4.67 per share. Proceeds of the offering less underwriting discounts of approximately $278,000 were approximately $3,277,000. Expenses for the IPO totaled approximately $190,000, resulting in net proceeds to the Company of approximately $3,087,000. In connection with the IPO, the Company issued warrants to purchase 50,783 units to the underwriter at an exercise price of $8.40.

         On February 10, 1995, effective November 1, 1994, the Company acquired all the outstanding stock of Gilbert Financial Services Inc. (a Florida corporation) in exchange for 203,428 shares of the Company's common stock.

         In May 1995, all of the Company's class a bridge loan warrants ("Class A Bridge Loan Warrants"), which were registered under the Company's IPO, were exercised at $2.08 per share, generating additional capital of $748,800 for the Company.

         On June 30, 1995, the Company acquired certain assets in order to commence a direct mail service business under the name of "Progressive Mailing." The Company uses direct mail as its main form of advertising and has expanded its Progressive Mailing operations into an independent business.


         In September and October 1998, almost all of the Company's Redeemable Public Warrants, which were registered pursuant to the registration statement of which this prospectus is a part, were exercised and the Company received approximately $2,300,000 in gross proceeds.



         On November 19, 1998, Gilman & Ciocia, Inc. acquired all the outstanding stock of North Ridge Securities Corp. ("North Ridge"), a securities broker/dealer, and North Shore Capital Management Corp., a company that supplies management services to North Ridge (both are New York corporations) for $5,250,000 in cash and notes.


         MARKET AND STRATEGIC OVERVIEW

         The Company believes that most middle and upper income Americans require services for preparing income tax returns. Other financial services, such as brokerage for mutual fund investment and the sale of insurance products, have historically been supplied by segmented firms, but the Company believes that the current trend to multiservice firms that provide clients with the convenience of personalized, "one-stop" financial shopping will enable the Company to extend the services that it delivers to its existing tax preparation clients and to attract more clients for its full range of services.

         TAX RETURN PREPARATION

         The Company prepares federal, state and local income tax returns for individuals, predominantly in the middle and upper income brackets. The preparation of a tax return by the Company usually involves a personal meeting at the office between a prospective client and an employee of the Company. At the meeting the Company's employee solicits from the client the information on income and deductions and family status necessary to prepare the client's tax return. After the meeting, drafts of the client's tax returns are prepared. After review and final correction by the tax preparer, the returns are delivered to the client for filing.

         The Company employs only two full-time certified public accountants, and only approximately 7% of the Company's seasonal tax preparers are certified public accountants or tax attorneys. Most of the Company's tax preparers are, therefore, limited in the representation that they can provide to clients of the Company on an audit by the IRS. See "RISK FACTORS --Inability of the Company to Provide Services of a Certified Public Accountant may Hamper Company's Marketing and/or Increase Risk of Liability." Ninety-nine percent of the Company's professional tax preparers have a college degree or its equivalent and two years of tax preparation experience, and each one is specifically tested and trained by the Company to meet the required level of expertise to properly prepare tax returns.

         In keeping with the trend toward increasingly automated filing of income tax returns, the Company offers to clients the option of filing their federal income tax returns electronically. Under this system, the final federal income tax return is transmitted to the Internal Revenue Service ("IRS") through a publicly available software package.

         Refund Anticipation Loans are also available to the clients of the Company through arrangements with approved banking institutions. Using this service, a client is able to receive a check in the amount of his federal refund, drawn on an approved bank, at the office where he or she had his or her return prepared. The Company acts only as a facilitator between the client and the bank in preparing and submitting the loan documentation and receives a fee for these services payable upon consummation of the loan. The Company has no liability in connection with these loans. The Company makes no loans, and its funds are not disbursed in any fashion to reimburse customers.

         The Company's business of preparing income tax returns subjects it to potential civil liabilities under the Internal Revenue Code (the "Code"). Although the Company believes that it complies with all applicable laws and regulations, no assurance can be given that the Company will never incur any material fines or penalties.

         In addition, the Company does not maintain any professional liability or malpractice insurance policy. Although the Company complies with all applicable laws and regulations, no assurance can be given that the Company will not be subject to professional liability or malpractice suits.

         FINANCIAL PLANNING SERVICES

         While preparing tax returns, clients often consider other aspects of their financial needs, such as insurance, investments and pension and estate planning. The Company attempts to capitalize on this situation by offering to every client the opportunity to complete a questionnaire that requests information on his/her financial situation. These questionnaires are subsequently reviewed by financial planners (who are have entered into commission sharing agreements with the Company and who are registered representatives of Royal Alliance) to evaluate if the client may need financial planning services. If the financial planners recommend that these clients be referred to a financial planner and if the clients agree, the Company introduces such clients of its tax preparation business to one of the financial planners who are registered representatives of Royal Alliance, and/or authorized agents of insurance carriers. In approximately 22% of the cases of tax preparation clients referred to financial planners, the tax preparer and the financial planner/registered representative are the same person. Of all of the financial planners affiliated with the Company, approximately 66% also perform tax preparation services as employees of the Company.

         Most middle and upper income individuals require a variety of financial planning services. If clients seek insurance products in connection with the creation of a financial plan, they are referred to an employee or affiliated financial planner of the Company (who may be the tax preparer himself) who is an authorized agent of an insurance underwriter. If clients seek mutual fund products or other securities for investment, they are referred to an affiliated financial planner of the Company (who may be the tax preparer himself) who is a registered representative of Royal Alliance, an independent securities broker/dealer. The financial planners affiliated with the Company do not effect transactions in securities of individual issuers, but rather deal only with packaged products such as mutual funds and annuities. See "DESCRIPTION OF BUSINESS--Relationship with Registered Representatives of Broker/Dealer;" and "--Relationship with Authorized Agents of Insurance Underwriters."

         Out of the total number of offices: [34] offices provide predominantly tax preparation services and have no regular financial planner associated with them (although financial planners from other offices do work with clients from all of such [34] offices); and [94] offices provide both tax preparation and regular financial planning services.

         Out of the [94] offices that provide both tax preparation and financial planning services: [21] of these offices have only one person who provides both tax preparation and financial planning services; and [73] of these offices have two or more persons who perform tax preparation and financial planning services. No office has more than a total of ten tax preparers and financial planners.

         The financial planners affiliated with the Company perform all financial planning services as registered representatives of Royal Alliance. (For an explanation of the role of registered representatives, see "--Relationship With Registered Representatives of Broker/Dealer" below.) Although Royal Alliance is not affiliated with the Company by contract, ownership, common directors or officers, approximately [90], or [82]%, of the Company's full-year tax-preparer employees are also registered representatives of Royal Alliance. Such individuals, who have two separate roles, divide their time based upon the needs of clients who come to the offices of the Company with which they are affiliated. They are compensated by the Company based on the hours they work preparing tax returns and on the number of returns prepared, and they are compensated by Royal Alliance based on approximately 47% of the total commissions earned on transactions effected for clients of the Company. Almost all of the registered representatives of Royal Alliance who are affiliated with the Company through commission sharing agreements work exclusively in connection with the offices of the Company. For a detailed breakdown of the different services by the number of employees see "BUSINESS -- Employees".

         In order to maintain the financial planning services of Royal Alliance's registered representatives separate from the Company, such registered representatives orally explain to clients that their services as financial planners are delivered on behalf of Royal Alliance. In addition, Royal Alliance maintains a separate telephone number at each office and a separate nameplate or sign on the door of each office, uses separate stationery and deposits all revenues in separate bank accounts. For further information on the number of employees and those employees that have entered into commission sharing agreements with the Company see "BUSINESS --Employees."

         RELATIONSHIP WITH REGISTERED REPRESENTATIVES OF BROKER/DEALER

         The Company's affiliated financial planners are all registered representatives ("Registered Representatives") of Royal

Alliance Associates, Inc. ("Royal Alliance"), an unaffiliated corporation, which is a registered securities broker/dealer and a member of the NASD. Registered Representatives are the general employees of a securities brokerage firm that are authorized to broker securities transactions for clients on behalf of the firm. To become a registered representative, a person must pass one or more of a series of qualifying exams administered by the NASD that test the person's knowledge of securities and related regulations.


         Registered Representatives who work with North Ridge and Royal Alliance are supervised by North Ridge and Royal Alliance respectively with regard to all regulatory matters. Royal Alliance and North Ridge are exclusively responsible for all supervision and record keeping in connection with their respective Registered Representatives and their activities.


         If clients of the Company inquire about the acquisition or sale of investment securities, they are directed to one of such Registered Representatives. Such Registered Representatives are able, through Royal Alliance, to effect transactions in such securities at the request of clients and retain a certain percentage of the commissions earned on such transactions. Royal Alliance has licensed principals in all areas of the securities business.

         When a client of the Company requests to meet with a financial planner, as part of the financial planner's discussion with such client, the financial planner may initiate a discussion regarding the purchase of securities as part of the client's overall financial investment plan, but not in regard to a particular security of an issuer. Ninety-nine percent of the securities transactions effected by Registered Representatives who are affiliated with the Company, involve packaged products, including interests in mutual funds and variable annuities, and do not involve corporate equities and bonds and other securities of operating issuers. Registered Representatives do not provide advice regarding particular securities nor do they transact any investments in such particular securities except in very limited cases on the specific initiative and request of a client.

         All security transactions are introduced and cleared on a fully disclosed basis through a correspondent broker that is a member of the New York Stock Exchange.


         For a securities transaction effected through Royal Alliance, Royal Alliance retains approximately 6% of the total commission, and a majority of the individual Registered Representatives and the Company each receives approximately 47% of the total commission. Each of the Registered Representatives except the officers of the Company has entered into an commission sharing agreement with the Company, which generally provides that a specified percentage of the commissions earned by the Registered Representative (generally one-half, or 47% of the total commission) is paid by Royal Alliance at the direction of such financial planner to the Company. All Registered Representatives have agreements that contain covenants requiring them to maintain strict confidentiality and to refrain from certain competition with the Company. Each agreement with a Registered Representative has a duration of no more than one year from the date of the agreement.


         The financial planners are paid their share of securities commissions directly by Royal Alliance and therefore do not receive compensation either as employees or independent contractors of the Company in regard to their receipt of a share of securities commissions. Of the financial planners affiliated with the Company, approximately 66% also perform tax preparation, managerial or other services for the Company and receive compensation as employees of the Company for such services ("Employee/Planners").


         The Company has no written agreement with Royal Alliance, and either the Company or Royal Alliance could terminate their relationship at any time. The Company believes that other broker/dealers, including the Company, could be found to affiliate with and supervise the Registered Representatives if the Company's relationship with Royal Alliance were terminated.


         RELATIONSHIP WITH AUTHORIZED AGENTS OF INSURANCE UNDERWRITERS

         Certain of the Company's full-time employees and affiliated financial planners are authorized agents of insurance underwriters. If clients of the Company inquire about insurance products, then they are directed to one of such authorized agents. Such agents are able, through several insurance underwriters, to sell insurance products at the request of clients and retain a certain percentage of the commissions earned on such sales. The Company is an authorized insurance agent under New York and Florida law. In approximately 22% of the cases where a tax preparation client of the Company is referred to an insurance agent, such authorized agent is the same person as the tax preparer working with such client.

         Each of the insurance agents (except the Company's officers) has entered into an commission sharing agreement with the Company. Each such agreement generally provides that a specified percentage of the commissions earned by the agent is paid to the Company. The agreements also contain covenants requiring the agent to maintain strict confidentiality and to refrain from certain competition with the Company. Each agreement with an insurance agent has a duration of no greater than one year from the date of the agreement.

         BROKER/DEALER SUBSIDIARY


         North Ridge, a wholly owned subsidiary of the Company, conducts a securities brokerage business providing expertise, products, and sales support to its brokers and investment products and services to its customers. Ninety percent of the securities transactions effected by its 47 Registered Representatives involve packaged products, including interests in mutual funds and variable annuities. The remaining ten percent of the securities transactions effected by North Ridge's Registered Representatives involves corporate equities and bonds and other securities of operating issuers. Individual stock and bond transactions are processed through Pershing & Co., the clearing division of Donaldson, Lufkin & Jenrette, where all accounts are insured for up to $10 million. North Ridge clears its own mutual fund and variable annuity transactions.



         North Ridge receives commissions generated by financial planners providing services at the North Ridge's offices. As of February 28, 1999, North Ridge employed 47 Registered Representatives (for an explanation of the role of licensed Representatives, see"-RELATIONSHIP WITH REGISTERED REPRESENTATIVES OF BROKER/DEALER" above) in providing financial planning and brokerage services directly to a limited number of clients of North Ridge.



         The Company has been able to recruit and retain experienced and productive brokers who seek to establish and maintain personal relationships with high net worth individuals. The Company generally does not hire inexperienced brokers or trainees to work as retail brokers. The Company believes that its performance-based equity incentive compensation has been a key component in its ability to recruit new brokers. The Company believes that continuing to add experienced, highly productive brokers is an integral part of its growth strategy.



         In addition to executing transactions, North Ridge provides services to individual investors, including portfolio strategy, research services and investment advice, as well as other services such as sales of restricted securities. Certain of North Ridge's retail brokers exercise discretionary authority over investment decisions in certain customer accounts.



         North Ridge is registered as a securities broker/dealer under the Securities Exchange Act of 1934, as amended, and has been a member of the National Association of Securities Dealers, Inc. ("NASD") since July 1990. In addition, North Ridge has effected all filings under state law to register as a broker/dealer in Arizona, California, Connecticut, Florida, Georgia, Hawaii, Idaho, Illinois, Massachusetts, Minnesota, New York, North Carolina, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Texas, and Virginia.

         CREDIT CARDS


         The Company recently entered into a Bankcard Agreement with First USA Bank (the "Credit Card Bank") for the Credit Card Bank to issue MasterCard and/or Visa credit cards denominated as "Gilman & Ciocia" credit cards. Pursuant to such agreement, the Company will supply a list of the names and addresses of its customers for the purpose of the Credit Card Bank's doing a direct mail solicitation for applications for such credit cards, and the Company will receive, among other consideration, $15.00 for each "Gilman & Ciocia" credit card issued under a Credit Card Bank marketing plan, $30.00 for each "Gilman & Ciocia" credit card issued under a Company marketing plan, plus 5% of all finance charges collected by the Credit Card Bank from holders of such "Gilman & Ciocia" credit cards. The Company bears no risk of loss from default on any of the cards issued under this agreement. The Company earned an estimated $24,000 in gross revenues during the 1998 fiscal year from its credit card business.


         MARKETING

         Most of the Company's clients are repeat clients from prior years. The majority of clients in each office return to the Company for tax preparation services during the following years, and the retention rate is approximately 75%. In addition, the Company markets its services principally through direct mail and promotions.

         Direct Mail. Each year prior to the "tax season" when individuals file federal, state and local income tax returns, the Company sends direct mail advertisements. The direct mail advertising solicits business principally for the Company's tax preparation services. A large majority of the Company's new clients each year are first introduced to the Company through its direct mail advertising.

         Promotions. The Company offers a $50 U.S. Savings Bond to any client that refers another two clients to the Company. The program has resulted in approximately 300 new clients per year.

         Online. The Company currently has a web site on the Internet: http://www.gtax.com for income tax and financial planning advice, 10K/Q information and the latest news releases.

         Other Marketing. The Company also prints and distributes brochures and flyers about its services.

         The Company believes that its most promising market for expansion may lie in areas where Americans and other nationals are migrating. Individuals usually retain a local tax preparer in connection with their personal tax returns. When people move, therefore, they usually seek to find a new income tax preparer. At or shortly after the time that they move, therefore, individuals are most susceptible to the direct mail advertising of the Company's tax preparation services. The Company has not conducted any analysis of demographic data or any formal market surveys.

         COMPETITION

         The income tax preparation and financial planning services industry is highly competitive. The Company's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Many of these competitors, which include H + R Block, Inc., HD Vest, Inc., Jackson Hewitt Tax Service, Inc. and Triple Check Income Tax Service, Inc. in the tax preparation field and many well-known brokerage firms in the financial services field, have significantly greater financial and other resources than the Company. The Company believes that the primary elements of competition are convenience, quality of service and price. No assurance can be given, however, that the Company will be able to compete successfully with larger and more established companies.

         In addition, the Company may suffer from competition from departing employees and affiliated financial planners. Although the Company attempts to restrict such competition contractually, as a practical matter, enforcement of contractual provisions prohibiting small scale competition by individuals is difficult.

         TRADEMARKS

         The Company has registered its "Gilman + Ciocia" trademark with the U.S. Patent and Trademark Office. No assurance can be given that the Company would be able successfully to defend its trademark if forced to litigate its enforceability. The Company believes that its trademark "Gilman + Ciocia" constitutes a valuable marketing factor. If the Company were to lose the use of such trademark, its sales could be adversely affected.

         DIRECT MAIL DIVISION

         The Company commenced operations of a direct mail service division in July 1995 under the name "Progressive Mailing". Progressive Mailing does not design, create or draft the text for direct mail materials, but does provide limited consulting services in these areas. The Progressive Mailing division uses equipment acquired from a liquidated company and is operated by certain personnel hired from that company.

         The Company's principal marketing medium is direct mail solicitation, and the Company's solicitations constitute the majority of Progressive Mailing's services. Currently, Progressive Mailing is soliciting business solely through word of mouth and referrals. The Company has hired a salesperson to help market its services.

         The direct mail business is highly competitive with many large and small entities competing for business. The principal factors of competition are timeliness, accurate service and price.


         As of April 16, 1999, the Company employed [29] persons on a full-time basis in its Progressive Mailing division: [one] executive person, [one] clerical personnel, and [nineteen] staff personnel.


         REGULATION

         The Company, as a preparer of federal income tax returns, is subject to the regulations of the Code and regulations promulgated thereunder. The Code requires, for example, that tax preparers comply with certain ministerial requirements with respect to the preparation and filing of tax returns and rules on the maintenance of taxpayer records. The Code also imposes regulations relating to the truthfulness of the contents of tax returns, the confidentiality of taxpayer information, and the proper methods of negotiating taxpayer refund checks. Penalties for violations are specified in the Code.

         To represent a taxpayer before the IRS after the initial audit, an individual must meet certain requirements. Only an attorney, a certified public accountant or a person specifically enrolled to practice before the IRS can represent a taxpayer in such circumstances. None of the full-year employees and only several of the employees of the Company meet such requirements. Most of the full-time employees of the Company, therefore, are limited in that they may appear as a representative of a taxpayer only through the stage of an audit examination at the office of a District Director, and then only upon complying with applicable regulations.

         Tax preparers are prohibited by regulations promulgated by the IRS from using information on a taxpayer's tax return for certain purposes involved in the solicitation of other business from such taxpayer without the consent of such taxpayer. The Company believes that it complies with all applicable IRS regulations.

         Neither the employees of the Company nor its affiliated financial planners generally give investment advice about particular investments to clients. Instead, financial planning services involve making clients aware of the types of vehicles available for savings, investment and planning for retirement and death, disability and other contingencies. Furthermore, any advice given by employees of the Company or affiliated financial planners is incidental to their work in connection with the purchases and sales of mutual fund shares and other securities.

They are registered representatives of a broker/dealer and work under the supervision of such broker/dealer.

         The registered representatives themselves are strictly regulated in their activities as registered representatives of a securities broker/dealer under the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder, state regulation, the rules of the NASD and by the rules and regulations of the broker/dealer.


         The Company has not registered as a broker/dealer in any state, although the Company has offices in 13 other states. The Company does not believe that it is currently required to so register. The State of Washington made written inquiries in 1996 regarding possible requirements for the Company to register as a securities broker/dealer in the State of Washington. The Company responded to such inquiries and has not received any further communication from the State of Washington in this regard.


         North Ridge is a registered broker/dealer under the Securities Exchange Act of 1934, as amended, and a member of the NASD, is subject to detailed rules and regulations, including extensive record keeping requirements, incumbent upon registered broker/dealers.


         North Ridge's business and the securities industry in general are subject to extensive regulation in the United States at both the federal and state levels, as well as by self-regulatory organizations ("SROs").



          In the United States, the SEC is the federal agency primarily responsible for the regulation of broker-dealers and investment advisers doing business in the United States, and the Board of Governors of the Federal Reserve System promulgates regulations applicable to securities credit transactions involving broker-dealers and certain other United States institutions. North Ridge is registered as a broker-dealer with the SEC. Certain aspects of broker-dealer regulation has been delegated to securities-industry SROs, principally the NASD and also the NYSE. These SROs adopt rules (subject to SEC approval) that govern the industry, and, along with the SEC, conduct periodic examinations of North Ridge's operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business.



         Broker-dealers are subject to regulations covering all aspects of the securities industry, including sales practices, trade practices among broker-dealers, capital requirements, the use and safekeeping of customers' funds and securities, record-keeping and reporting requirements, supervisory and organizational procedures intended to ensure compliance with securities laws and to prevent unlawful trading on material nonpublic information, employee-related matters, including qualification, and licensing of supervisory and sales personnel, limitations on extensions of credit in securities transactions, clearance and settlement procedures, requirements for the registration, underwriting, sale and distribution of securities and rules of the SROs designed to promote high standards of commercial honor and just and equitable principles of trade. A particular focus of the applicable regulations concerns the relationship between broker-dealers and their customers. As a result, many aspects of the relationship between broker-dealers and customers are subject to regulation, including, in some instances, "suitability" determinations as to certain customer transactions, limitations on the amounts that may be charged to customers, timing of proprietary trading in relation to customers' trades and disclosures to customers.



         North Ridge also is subject to "Risk Assessment Rules" imposed by the SEC. These rules require, among other things, that certain broker-dealers maintain and preserve certain information, describe risk management policies, procedures and systems and report on the financial condition of certain affiliates whose financial and securities activities are reasonably likely to have a material impact on the broker-dealers' financial and operational condition.



         Additional legislation, changes in rules promulgated by the SEC, state regulatory authorities or SROs, or changes in the interpretation or enforcement of existing laws and rules may directly affect the mode of operation and profitability of broker-dealers. The SEC, SROs and state securities commissions may conduct administrative proceedings, which can result in censure, fines, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees. The principal purpose of regulating and disciplining broker-dealers is the protection of customers and the securities markets, rather than the protection of creditors and shareholders of broker-dealers.



         As a registered broker-dealer, North Ridge is required to establish and maintain a system to supervise the activities of its retail brokers, including its independent contractor offices, and other securities professionals. The supervisory system must be reasonably designed to achieve compliance with applicable securities laws and regulations, as well as SRO rules. The SROs have established minimum requirements for such supervisory systems; however, each broker-dealer must establish procedures that are appropriate for the nature of its business operations. Failure to establish and maintain an adequate supervisory system may result in sanctions imposed by the SEC or an SRO that could limit North Ridge's ability to conduct its securities business. Moreover, under federal law, and certain state securities laws,

North Ridge may be held liable for damages resulting from the unauthorized conduct of its account executives to the extent that North Ridge has failed to establish and maintain an appropriate supervisory system.


         EMPLOYEES


         As of April 16, 1999, the Company employed [256] persons on a full-time full-year basis, including the Company's four officers. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." The Company's full-time employees include [50] professional tax preparers, [81] clerical and support staff persons (which includes persons performing clerical work while in training for other positions), and [23] administrative personnel (who include the Company's executive officers), and [29] employees who are part of the Company's direct mail services division, and 73 employees who work for North Ridge, the Company's wholly owned broker/dealer subsidiary. During peak season the Company employs approximately [500] full-time employees, of which approximately [300] of these employees are seasonal and do only tax preparation. Approximately 75% of the Company's seasonal employees return the following year, and the Company uses advertisements in the local newspapers to meet the balance of its recruiting needs. The minimum requirements for a tax preparer at the Company are generally a college degree or its equivalent, two years of tax preparation experience and a passing grade of an examination given by the Company. See "BUSINESS--Seasonality."


         The Company also is affiliated with approximately [138] financial planners who have entered into commission sharing agreements with the Company while serving as registered representatives of Royal Alliance and/or as insurance agents. Of such [138] financial planners, [47] do only financial planning, and the others serve separately as employees of the Company performing tax preparation, managerial and other services for the Company. Of the total number of financial planners who have entered into the commission sharing agreements with the Company, 91 do tax preparation, management and other services for the Company ("Employee/Planners").

         The Company's offices are partially staffed by financial planners who have entered into commission sharing agreements with the Company, particularly during the off season. During a portion of the year, approximately ten of the Company's offices are not staffed full-time by employees and/or full-time financial planning affiliates of the Company. During such periods, such offices are staffed part-time by affiliated financial planners and/or calls to such offices when no personnel are present are forwarded automatically to an office of the Company that is fully staffed.

                             DESCRIPTION OF PROPERTY


         As of April 16, 1999, the Company provides services to its clients at [129] local offices in [15] states: [Forty-five] in New York, [15] in New Jersey, [9] in Arizona, [16] in Florida, [9] in Ohio, [7] in Maryland, [7] in Connecticut, [7] in Washington, [6] in Massachusetts, [5] in Nevada, [2] in Pennsylvania, [1] in Virginia, [1] in Illinois, [1] in Georgia and [1] in Texas. [Four] of such offices opened in January 1999. A majority of the offices are leased in commercial office buildings. Most of the Company's offices are leased pursuant to standard form office leases, although [ten ]offices are leased on an oral month-to-month basis. The leases range in remaining terms from one to seven years. The Company's rental expense during its fiscal year ended June 30, 1998 was [$]. The Company believes that any of its offices could be replaced with comparable office space, however location and convenience is an important factor in marketing the Company's services to its clients. Since the Company advertises in the geographic area surrounding the office location, the loss of such a office that is not replaced with a nearby office could adversely affect the Company's business at that office.


         The Company needs less than 1,000 square feet of usable floor space to operate an office, and its needs can be flexibly met in a variety of real estate environments. Therefore, the Company believes that its facilities are adequate for its current needs.


         The Company also owns two buildings housing two of its offices, one in Babylon, New York and the other in Palmer, Massachusetts.



                                   LEGAL PROCEEDINGS


         In April 1998, Texas Capital Securities, Inc. ("Texas Capital") and its assignee, Harbor Financial, Inc. ("Harbor Financial")instituted a suit in the U.S. District Court in Austin, Texas, demanding issuance, collectively, of 100,000 warrants to purchase the Company's common stock at $5.125 per share (alleged to have been issuable under an investment banking agreement pursuant to which Texas Capital was to have provided investment banking services to the Company), as well as attorney's fees and exemplary damages. The Company believes, among other defenses, that Texas Capital Securities, Inc. defaulted under such agreement and provided no material services to the Company. The Company entered into a settlement with Texas Capital and Harbor Financial whereby the Company agreed to issue Warrants to purchase

72,250 shares of Common Stock at $5-1/8 to Harbor Financial and 12,750 shares of Common Stock to Woodward, Hall & Primm; and Thomas Povinelli, the Company's Chief Operating Officer, agreed to transfer 1,875 shares of the Company's Common Stock to Woodward, Hall & Primm and 10,625 shares of the Company's Common Stock to Harbor Financial. The Company will reimburse Mr. Povinelli for such shares at the market value of the shares transferred.


         In addition, the Company has received a demand letter from Euromarket Advisory, Inc. (an entity believed to be affiliated with Texas Capital Securities, Inc.) demanding the issuance of 150,000 warrants to purchase the Company's common stock at $5.13 per share, alleged to have been issuable under a consulting agreement pursuant to which Euromarket Advisory, Inc. was to have provided consulting services to the Company. The Company believes that Euromarket Advisory, Inc. defaulted under such agreement and provided no material services to the Company. The Company has denied such demand.

                                   MANAGEMENT

         DIRECTORS AND OFFICERS

                                                                       Executive
                                                                      Officer or
                                                                        Director
         Name                  Age   Position                            Since
         ----                  ---   --------                            -----
         James Ciocia          42    Chief Executive Officer,            11/81
                                     President and Director

         Thomas Povinelli      38    Chief Operating Officer,            11/84
                                     and Director

         Kathryn Travis        50    Secretary, Vice President
                                     and Director                        11/89

         Stephen B. Sacher     39    Chief Financial Officer              1/98

         Seth  A. Akabas       42    Director                             4/95

         Louis P. Karol        40    Director                             4/95

         James Ciocia, Chief Executive Officer, President and Director

             Mr. Ciocia is a principal founder of the Company. He opened his first office in 1981 and has served in his current capacity since that time. In addition to serving the company as its Chief Executive Officer, he prepares tax returns, serves as a life insurance agent and sells life and other insurance products to clients of the Company. Mr. Ciocia is a Registered Representative of JT Securities and is a Registered Representative of Royal Alliance. A graduate of St. John's University with a B.S. degree in accounting, he is a member of the International Association for Financial Planners.

         Thomas Povinelli, Chief Operating Officer,  and Director

              Mr. Povinelli began his tenure with the Company as an accountant in 1983 and has served as an executive officer since November 1984. In addition to supervising the opening of all new offices, he prepares tax returns, serves as a life insurance agent, selling life and other insurance products to clients as well as effecting transactions in mutual funds shares and other securities. Mr. Povinelli is a Registered Representative of JT Securities and Royal Alliance. He graduated from Iona College with a B.S. in accounting.

         Kathryn Travis, Secretary, Vice President and Director

             Ms. Travis began her career with the Company in 1986 as an accountant and has served as Vice President and a director since November 1989. She prepares tax returns and manages the company's Great Neck office. She also serves as President, a director and a Registered Representative of JT Securities and is a Registered Representative of Royal Alliance. Ms. Travis graduated from the College of New Rochelle with a B.A. in mathematics.

         Stephen B. Sacher, Chief Financial Officer

              Mr. Sacher joined the Company as its Chief Financial Officer in January 1998. Mr. Sacher is a Certified Public Accountant and has been practicing in the public accounting profession since 1981. He is a graduate of Queens College of the City University of New York with a B.A. in accounting. He is a member of the SEC Committee of the New York State Society of Certified Public Accountants and a Member of the American Institute of Certified Public Accountants.

         Seth A. Akabas, Director

             Since June 1991, Mr. Akabas has been a partner at the law firm of Akabas & Cohen. Mr. Akabas is a graduate of Princeton University with a BA degree in economics and a graduate of Columbia University Schools of Law and Journalism.

         Louis P. Karol, Director

             Mr. Karol has been a partner of the law firm of Karol, Hausman & Sosnick and its predecessors for more than the prior five years. Mr. Karol is a graduate of George Washington University and a graduate of Cardozo Law School and has received an LLM degree in Taxation from New York University School of Law. Mr. Karol is a Certified Public Accountant. Mr. Karol is on the Board of Directors of the Long Island Chapter of the International Association of Financial Planning.

         BOARD OF DIRECTORS

             Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. Officers are elected by and serve at the will of the Board of Directors. The Company has a stock option plan committee and an audit committee of its Board of Directors. The Company has no nominating, compensation or other committees. The Stock Option Plan Committee administers the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan and the 1997 Common Stock and Incentive and Non-Qualified Stock Option Plan of Gilman & Ciocia, Inc. The audit committee is responsible for carrying out the functions specified in Section 6 of Schedule E of the NASD by-laws. These functions include: (i) review of the scope of each audit of the Company, (ii) review, with the independent auditors, of the Company's accounting practices and policies,
(iii) review, with the independent auditors, of their final report, (iv) review of the Company's overall accounting and financial controls with internal and independent auditors, and (v) consultation, as needed, with the independent auditors.

                     REMUNERATION OF OFFICERS AND DIRECTORS

         MANAGEMENT


                           SUMMARY COMPENSATION TABLE

Name and                   Fiscal    Annual                   Other       Options
Principal Position          Year     Salary     Bonus*    Compensation    (Shares)
------------------          ----     ------     ------    ------------    --------
James Ciocia                1996    $267,200   $240,000     $ 30,500(1)      -0-
Chief Executive Officer,    1997    $151,300   $240,000     $  9,580(2)    10,000
President and Director      1998    $190,000      --        $ 12,393(11)      --

Thomas Povinelli,           1996    $339,300   $145,000     $ 78,600(3)      -0-
Chief Operating Officer     1997    $ 99,951   $210,000     $  9,951(4)    10,000
Director                    1998    $190,000      --        $   --            --

Gary Besmer                 1996    $168,800   $  3,000     $ 19,000(5)      -0-
Vice President              1997    $ 92,149   $  1,000     $  7,149(6)    10,000
Director                    1998    $ 74,782      --        $  5,908(11)      --

Kathryn Travis              1996    $156,300   $ 49,000     $ 49,300          --
Secretary, Vice Pres.       1997    $ 92,149   $  3,000     $  7,149(8)    10,000
and Director                1998    $135,000      --        $ 10,758(11)      --

Stephen B. Sacher           1998    $ 36,667      --        $125,717(10)  220,000

----------

* Represents commission earned from non-affiliated entities. See Certain Relationships and Related Transactions,

(1)   Includes $11,000 for auto expense and $19,500 for forgiveness of loan.

(2)   Auto expense.

(3)   Includes $18,600 for auto expense and $60,000 for forgiveness of loan.

(4)   Auto expense.

(5)   Includes $7,000 for auto expense and $12,000 for forgiveness of loan.

(6)   Auto expense.

(7) Includes $8,900 for auto expense, $32,300 for forgiveness of loan and $8,100 for health insurance.

(8)   Auto expense.

(9) On May 19, 1998 Mr. Besmer announced that he was retiring from the Company effective immediately.

(10) Includes professional fees paid to Sacher & Co., PC, a company of which Mr. Sacher is President. See "Certain Relationships and Related Transactions."

(11)  Auto expense.

      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                               Number of Securities         Value of Unexercised
                              Underlying Unexercised            In-the-Money
                                 Options/SARs at                Options/SARs
                                Fiscal Year-End(#)           Fiscal Year-End($)
Name                        Exercisable/Unexercisable   Exercisable/Unexercisable (1)
----                        -------------------------   -----------------------------
James Ciocia                    135,370 / -                      $0 / -
Thomas Povinelli                135,370 / -                       0 / -
Kathryn Travis                  104,039 / -                       0 / -
Stephen Sacher                   20,000 / 200,000                 0 / 0


(1) Based on a year-end fair market value of the underlying securities equal to $2-1/16.

             Messr. Ciocia, Povinelli and Besmer and Ms. Travis earned commissions from the sale of securities and insurance products to clients of JT Securities out of which commissions such individuals compensate JT Securities for clerical and support services and client references. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


         DIRECTORS

             Directors of the Company receive no compensation for serving as a director.

         STOCK OPTION PLAN

             On September 14, 1993, the Company adopted the Company's 1993 Joint Incentive and Non-Qualified Stock Option Plan, as amended October 14, 1993 (the "Plan"), pursuant to which the Company may grant options to purchase up to an aggregate of 816,000 shares. Such options may be intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or they may be intended not to qualify under such Section ("Non-Qualified Options").

             The Plan is administered by the committee of two independent directors of the Board of Directors of the Company, which has authority to determine the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised, whether the options will be Incentive Options or Non-Qualified Options, and other terms and provisions of the options. The exercise price of the Incentive Stock Options granted under the Plan may not be less than the fair market value of a share of Common Stock on the date of grant (110% of such value if granted to a person owning in excess of ten percent of the Company's securities). Options granted under the Plan may not have a term longer than 10 years from the date of grant (five years if granted to a person owning in excess of ten percent of the Company's securities) and may not be granted more than ten years from the date of adoption of the Plan.


             To the date of this Prospectus, Non-Qualified Options to purchase 83,604 shares, 83,604 shares, and 62,710 shares of Common Stock at the price of $2.60 per share have been granted and have been exercised under the Plan by James Ciocia, Thomas Povinelli, and Kathryn Travis, respectively; Non-Qualified Options to purchase 41,766 shares, 41,766 shares, and 31,329 shares of Common Stock at the price of $3.65 per share have been granted and have been exercised under the Plan by James Ciocia, Thomas Povinelli, and Kathryn Travis, respectively; Non-Qualified Options to purchase 18,850 shares, 18,850 shares, and 14,170 shares of Common Stock at the price of $2.50 per share have been granted and have been exercised under the Plan by James Ciocia, Thomas Povinelli, and Kathryn Travis, respectively. The Company has also granted Incentive Options to purchase 20,000 shares at $7.00, 20,000 shares at $7.50, 20,000 shares at $8.00, 20,000 shares at $8.50, 20,000 shares at $9.00, 20,000 shares at 9.50 and 100,000 shares at $20.00 to Stephen Sacher. Mr. Besmer's options under the Plan totaling 75,223 shares expired subsequent to his resignation as a director of the Company. In total, the Company has granted options that are still outstanding to purchase 303,000 shares and options to purchase 103,221 shares remain to be granted under the Plan.


             On May 19, 1997, the Company adopted the Company's 1997 Common Stock and Incentive and Non-Qualified Stock Option Plan of Gilman & Ciocia, Inc. (the "1997 Plan"). Under the 1997 Plan, the Company may issue shares of Common Stock and grant options to purchase up to an aggregate of 300,000 shares. Such options may be intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or they may be intended not to qualify under such Section ("Non-Qualified Options"). No Incentive Options will be issued pursuant to the 1997 Plan until such 1997 Plan is approved by the shareholders of the Company.

             The 1997 Plan is administered by the committee of two independent directors of the Board of Directors of the Company, which has authority to determine the persons to whom stock is issued, the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised, whether the options will be Incentive Options or Non-Qualified Options, and other terms and provisions of the options. The exercise price of the Incentive Stock Options granted under the Plan may not be less than the fair market value of a share of Common Stock on the date of grant. Options granted under the Plan may not have a term longer than 10 years from the date of grant and may not be granted more than ten years from the date of adoption of the Plan.

             The Company recently adopted a program under the 1997 Plan that will entitle each employee and those affiliated financial planners who have entered into commission sharing agreements with the Company, including officers and directors, to be granted options to purchase 100 shares of Common Stock for each whole $25,000 of revenues for tax preparation and commissions generated by such individual for the Company in 1998, 1999 and 2000. Each option will be exercisable for a period of five years to acquire one share of Common Stock at the market price on the date of grant of the option. Options will be granted following the end of each calendar year. The Company anticipates that it will grant between 50,000 and 100,000 options per year under this program.

         INDEMNIFICATION

             The Company's Certificate of Incorporation includes a provision that eliminates or limits the personal financial liability of the Company's directors, except in situations where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or violation of the law.

             In addition, the Company's By-laws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which persons shall be determined to have acted not in good faith, unlawfully or not in the best interests of the Company. With respect to matters as to which the Company's officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, the Company's By-laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company.

             INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                             PRINCIPAL STOCKHOLDERS


             The following table sets forth, as of April 16, 1999, to the extent known to the Company, the ownership of the Company's Common Stock, par value $.01 per share, by (i) each person who is known by the Company to own of record or beneficially more than 5% of the issued and outstanding Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.



      Name and Address of               Amount and Nature of    Percent of
      Beneficial Owner                  Beneficial Ownership    Class
      -------------------               --------------------    ----------
      James Ciocia                           974,686(1)           14.5%
      17 Folgers Lane
      Dix Hills, NY 11746

      Thomas Povinelli                     1,036,116(2)           15.3%
      3427 Bayfront Place
      Baldwin, NY 11510

      Kathryn Travis                         365,481(4)            5.4%
      31 Wood Lane
      Lattingtown, NY 11560

      Seth Akabas                              8,966(5)             .1%
      245 West 107th Street
      New York, NY 10025

      Louis Karol                                780                .01%
      28 Fairview Avenue
      East Williston, NY 11596

      Steven Gilbert                         761,254(5)            11.3%
      2420 Enterprise Road; Suite 100
      Clearwater, FL  34623

      Stephen Sacher                          40,000(7)              .6%
      2677 Broadview Drive
      Yorktown Heights, NY 10598

      All directors and officers
      as a group (6 persons)               2,426,029(1)(2)(4)      35.9%
                                                    (5)(7)



            (1) Includes 10,000 shares of Common Stock issuable upon the exercise of options at prices of $2.75, respectively.

            (2) Includes 10,000 shares of Common Stock issuable upon the exercise of options at prices of $2.75, respectively.



            (3) 10,000 shares of Common Stock issuable upon the exercise of options at prices of $2.75, respectively.



            (4) Includes 8,081 shares owned by the law firm of Akabas & Cohen of which Mr. Akabas is a partner.



            (5) Includes 246,154 shares owned by the Gilbert Family Limited Partnership of which Steven Gilbert is a 97% beneficiary. In addition, includes 340,000 shares issuable upon exercise of options at $3.50 per share, 100,000 shares issuable upon the exercise of options at $4.75 per share, and 75,000 shares issuable upon the exercise at $13.00 per shares.



            (6) Includes 20,000, and 20,000 shares issuable upon exercise of currently exercisable options at $7.00, $7.50, per share, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Each of James Ciocia, Thomas Povinelli and Kathryn Travis, acts and Gary Besmer while he was a director of the Company acted, as a Registered Representative for Royal Alliance and as an authorized agent for insurance carriers. See "Executive Compensation".

            The four principal stockholders, Messrs. Ciocia, Povinelli and Besmer and Ms. Travis, personally guaranteed the repayment of the Company's long-term loan in the amount of $500,000 from State Bank of Long Island, as well as the seasonal loans in the form of lines of credit as described in the "Management's Discussion and Analysis" section. Such stockholders received no consideration for such guarantees other than their salaries and other compensation.

            On July 1, 1995, the Company, Ralph Esposito, who was then its Chief Financial Officer, Kathryn Travis, a executive officer of the Company, four individuals who are relatives of the officers and an employee of the Company formed ATM Partners, LP (the "Partnership"). Such individuals and their initial investments are as follows: Madeline Esposito, the wife of the former Chief Financial Officer - $196,000, Anna Saras, the wife of the present Chief Operating Officer - $198,000, Thomas Povinelli, Sr., father of the present Chief Operating Officer - $71,000, Tracy Ciocia, wife of the President - $150,000, and Joseph Bonocore, an employee - $10,000. The Company's initial investment was $348,000 and Kathryn Travis' initial investment was $6,000. At June 30, 1997, the Company had a 41% interest in the Partnership and recognized income of approximately $73,000 from the Partnership for Fiscal 1997. During Fiscal 1997 the Partnership began liquidating its investments and distributing its assets to its partners. During Fiscal 1998, the Partnership was dissolved, and the Company wrote-off a $100,000 loan to the Partnership.

            The Company loaned the following individuals the following amounts:$100,000 and $240,000 to James Ciocia, $100,000 and $240,000 to Thomas Povinelli, $50,000 and $72,000 to Kathryn Travis, $50,000 to Gary Besmer and $50,000 to Steven Gilbert. These loans are due in fully amortizing biweekly installments (including interest at 7% per annum) through maturity on June 30, 2000, with the exception of the $240,000 loans to Messrs. Ciocia and Povinelli and the $72,000 loan to Kathryn Travis, which have a maturity date of August 1, 2001.

            In December 1997, the Company loaned $225,000 each to James Ciocia and Thomas Povinelli. These loans were non-interest bearing loans and were repaid by such officers/stockholders in March 1998.

            From time to time the Company employs the professional services of Sacher & Co. P.C. The President of Sacher & Co. P.C. is the Chief Financial Officer of the Company. The amounts paid to Mr. Sacher in this capacity are set forth above in "Executive Compensation."

            The Company has also made two loans to Steven Gilbert, a stockholder of the Company. The first loan is for $150,000, due in bi-weekly installments through June 15, 1999. Interest is charged at 9% per annum. The second loan is for $100,000, due on October 9, 1999. Interest on this loan is charged at 9% per annum.

            In addition, the Company holds notes receivable from Dominic Ciocia, the brother of the Company's Chief Executive Officer. The notes receivable are for $50,319 and $106,000 and are due on June 3, 1999 and June 19, 2000 respectively. Interest is charged at 8.5% and 6% per annum, respectively.


            In December 1998, the Company entered into a settlement with Texas Capital Securities, Inc. and Harbor Financial, Inc. whereby the Company agreed to issue Warrants to purchase 72,250 shares of Common Stock at $5-1/8 to Harbor Financial and 12,750 shares of Company's Common Stock to Woodward, Hall & Primm; and Thomas Povinelli, the Company's Chief Operating Officer agreed to transfer 1,875 shares of the Company's Common Stock to Woodward, Hall & Primm and 10,625 shares of the Company's Common Stock to Harbor Financial. The Company will reimburse Mr. Povinelli for such shares at the market value of the shares transferred. (See "LEGAL PROCEEDINGS").


                              PLAN OF DISTRIBUTION


            The 85,000 shares of Common Stock are issuable upon exercise of the Common Stock Warrants and issued by the Company to Woodward, Hall & Primm and Harbor Financial, Inc. in connection with a Settlement Agreement with Texas Capital.



            Upon exercise, the Common Stock issuable upon exercise of the Common Stock Warrants will be held by such holders and any further distribution will not be in the Company's control.


                               SELLING SECURITY HOLDERS

             All of the shares of Common Stock (collectively, the "Shares") offered herein for the accounts of the persons identified in the following table (the "Selling Security Holders") are intended to be offered to the public immediately upon effectiveness. The Selling Security Holders and the amount of securities that may be acquired by each are set forth below.

            All of the Shares that will be offered by the Selling Security Holders, may be acquired by them as follows: 72,250 shares at an exercise price of $5.13 pursuant to Common Stock Warrants issued to Harbor Financial, Inc., 12,750 shares at an exercise price of $5.13 pursuant Common Stock Warrants issued to Woodward, Hall & Primm. As of the date of this Prospectus, no Selling Security Holder has exercised any of the warrants or options described above.



         Selling              Common Stock      Amount of   Common Stock
         Security Holder      Warrants          Common      Warrants owned
         and Position         owned before      Stock       after
         to Company           offering          offered     offering (>1%)
         ----------           --------          -------     --------------
         Woodward, Hall &     12,750            12,750      -0-
         Primm



         Selling              Common Stock      Amount of   Common Stock
         Security Holder      Warrants          Common      Warrants owned
         and Position         owned before      Stock       after
         to Company           offering          offered     offering (>1%)
         ----------           --------          -------     --------------
         Harbor Financial     72,250            72,250      -0-



         Selling              Common                        Common Stock
         Security Holder      Stock                         owned
         and Position         owned before      Stock       after
         to Company           offering          offered     offering (>1%)
         ----------           --------          -------     --------------
         Edward Haas          64,286            16,072      -0-
         (employee)


         PLAN OF DISTRIBUTION BY SELLING SECURITY HOLDERS

             All of the shares of Common Stock (collectively, the "Shares") offered herein for the accounts the Selling Security Holders are intended to be offered to the public immediately upon effectiveness of the registration statement of which this prospectus is a part. Currently, no underwriter is involved in the distribution of the securities that may be owned by the Selling Security Holders, but rather sales will be made by the Selling Security Holders either directly or through one or more securities brokers or dealers in over-the-counter transactions on The NASDAQ Stock Market, or in privately negotiated transactions. At the time that a particular offer of any of the Shares is made by or on behalf of a Selling Security Holder, to the extent required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Security Holder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

             Shares sold in over-the-counter transactions will be sold at the current market prices at the time of sale, and any Shares sold in private transactions will be sold at prices acceptable to the buyer and seller. Broker/dealers through which the Selling Security Holders effect sales of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation). No Selling Security Holder has any plans currently with any particular broker/dealer.

             The Selling Security Holders and any broker/dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

             Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, any person engaged in a distribution of Common Stock offered by this Prospectus may not simultaneously engage in market-making activities with respect to the Common Stock during the applicable "cooling off" period (9 days) prior to the commencement of such distribution. In addition, and without limiting the foregoing restriction, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation M in connection with transactions in the Shares, which provisions may limit the timing of purchases and sales of shares of Common Stock by the Selling Security Holders.

             The Selling Security Holders will receive the entire proceeds from the sale of their Shares, less any commissions paid to brokers or dealers for executing such offers. Although the Company will not receive any funds from the sale of the Selling Security Holders' shares, the Company will pay for all expenses of the offering and will furnish current prospectuses to the Selling Security Holders at their request.


                            DESCRIPTION OF SECURITIES

         COMMON STOCK

             The Company, a Delaware corporation, is authorized to issue nine million (9,000,000) shares of Common Stock, par value $.01 per share. At the date of this Prospectus the Company has 6,731,875 shares of Common Stock outstanding. Upon payment in full of the subscription price therefor, the shares of Common Stock are not subject to further assessment or call.


            The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended. The holders of the Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock that may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.


         COMMON STOCK WARRANTS



            Each Common Stock Warrant issued to Woodward, Hall & Primm, and Harbor Financial, Inc. entitles the holder thereof to purchase one share of Common Stock at an exercise price of $5.13 per share, subject to adjustment in the event of certain occurrences, such as stock dividends, splits and combinations. The Common Stock Warrants are exercisable until November 17, 2000, by surrendering the certificate representing the Common Stock Warrant to the Company, or its authorized transfer agent, with the subscription form attached thereto properly completed and executed together with payment in full by certified or bank teller's check of the aggregate exercise price of all the Common Stock Warrants then exercised.



            The Common Stock Warrants have been issued pursuant to a Settlement Agreement between the Company and Texas Capital. The foregoing brief description of the Common Stock Warrants is a summary of the rights and privileges of Common Stock Warrantholders, does not purport to be complete and is qualified in its entirety by reference to the Warrant Certificate reflecting such warrants.

         PREFERRED STOCK

            The Company is authorized to issue 100,000 shares of Preferred Stock, none of which is outstanding, and the Company has no current understanding to issue any of such Preferred Stock. The Board of Directors of the Company is vested with authority to divide the authorized shares of Preferred Stock into one or more series of such shares and to fix and determine the relative rights and preferences of any such series. A series of such shares may, among other matters, establish (a) the number of shares of Preferred Stock to constitute such series and the designations thereof; (b) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (c) whether Preferred Stock may be redeemed, and, if so, the redemption price and the terms and conditions of redemption; (d) the liquidation preferences payable on Preferred Stock in the event of liquidation; (e) sinking fund or other provisions, if any, for redemption or purchase of such shares; (f) the terms and conditions by which Preferred Stock may be converted, if the series is issued with the privilege of conversion; and (g) voting rights, if any. The Board of Directors, without the approval of the Company's shareholders, has the power to authorize the issuance of Preferred Stock with voting and conversion rights that could adversely affect the voting power of the Common Stock. See "RISK FACTORS--The Issuance of Preferred Stock that does not Require Approval of the Shareholders."




         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

            BDO Seidman, LLP was dismissed as the independent accountants of the Company as of September 16, 1997. Such former independent accountants' report on the financial statements of the Company for the prior year did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. The decision to replace the Company's independent accountants was made by the Company's Board of Directors. There was no disagreement with the former accountants, either that was resolved or that remained unresolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On September 16, 1997, the Company engaged Arthur Andersen, LLP as its new independent certified public accountants.


                                  LEGAL MATTERS

            The legality of the securities offered hereby has been passed on for the Company by Akabas & Cohen, 488 Madison Avenue, 11th floor, New York, NY 10022. Akabas & Cohen is the beneficial and record owner of 8,081 shares, and Seth Akabas is the beneficial and record owner of 885 shares, of the Company's Common Stock. Seth Akabas, a partner in the law firm of Akabas & Cohen, is a director of the Company.

            In addition, in regard to questions as to whether the Company has properly treated affiliated financial planners who serve the Company as common law employees, the Company has relied in part on the authority of its counsel, Akabas & Cohen, which has prepared an opinion to such effect, a copy of which is filed as an exhibit to the registration statement of which this Prospectus is a part.


                                     EXPERTS

            The financial statements included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                             ADDITIONAL INFORMATION

            The Company has filed with the office of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, its Registration Statement on Form SB-2 (Registration No. 33-80627 under the Securities Act of 1933, with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is hereby made to the Registration Statement. Statements contained in the Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and such other reports filed by the Company may be inspected without charge at the Public Reference Section of the Commission in Washington D.C. at the address set forth above, at the Commission's regional office in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60604, and at the Commission's office at 7 World Trade Center, New York, NY 10048, and copies of all or any part thereof may be obtained from the Commission at prescribed rates. Copies of this filing, reports, proxy and information statements and other information regarding the Company are available on the Commission's website at http://www.sec.gov.

            Any document or part thereof which is incorporated by reference within this Prospectus and not delivered herewith, will be provided, without charge, to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person; however, exhibits to documents that are incorporated by reference shall not be furnished unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Such information may be obtained by writing the Company at 475 Northern Boulevard, Great Neck, NY 11021, telephone (516) 482-4860, Attn: Secretary.

         No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus. If given or made, such other information or representation must not be relied upon as having been authorized by the Company or the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.

                                   ----------

                               TABLE OF CONTENTS

                                                                            Page
Prospectus Summary.......................................................
Risk Factors.............................................................
Market Information.......................................................
Use of Proceeds..........................................................
Management's Discussion and Analysis of Financial Condition and
  Results of Operations..................................................
Business.................................................................
Management...............................................................
Remuneration of Officers and Directors...................................
Principal Stockholders...................................................
Certain Relationships and Related Transactions...........................
Plan of Distribution.....................................................
Selling Securityholders..................................................
Description of Securities................................................
Legal Matters............................................................
Experts..................................................................
Additional information...................................................

         Dealers and selling securityholders must deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions and the Company must deliver a prospectus with respect to all sales of the of the registered securities issued by the Company.

                         507,926 Shares of Common Stock
                                ($.01 par value)


                         318,421 Shares of Common Stock
                           by Selling Security Holders


                        50,783 Redeemable Public Warrants
                          by Selling Security Holders

                                   ----------

                                   PROSPECTUS

                                   ----------

                              GILMAN & CIOCIA, INC.
                             475 Northern Boulevard
                              Great Neck, NY 11021

                                  May __, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


         ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

                  Article EIGHTH of the Corporation's Certificate of Incorporation provides:

                   A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
            (iii) under Section 174 of the Delaware General Corporation Law, or
            (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Article NINTH of the Corporation's Certificate of Incorporation provides:

                   This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of this Corporation to procure judgment in its favor, by reason of the fact that he is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Article TENTH of the Company's By-Laws provides as follows:

                   Any person made a party to any action or proceeding (whether or not by or in the right of the Corporation to procure a judgment in its favor or by or in the right of any other corporation) by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of or as a result of such action or proceeding, or in connection with any appeal therein, to the full extent permitted under the laws of the State of Delaware from time to time in effect. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.

         ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The expenses payable by Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, and non-accountable expenses of $-0-) are as follows:


              Securities and Exchange Commission Fees .   $[1,915]
              NASDAQ Stock Market listing fees ........        -0-
              Transfer/Warrant Agent's Fee and Expenses      1,000
              Accounting Fees and Expenses ............    260,000
              Blue Sky Fees and Expenses ..............      5,000
              Printing Expenses .......................     15,000
              First Colonial Securities Group, Inc. ...     35,000
              Legal Fees ..............................     75,000
              Miscellaneous ...........................    [2,085]
                                                          --------
                       TOTAL ..........................   $395,000
                                                          ========


         ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


            In May 1995, the Company issued 203,428 restricted shares of Common Stock in connection with the Company's acquisition of Gilbert Financial Services, Inc. and granted options to purchase 400,000 restricted shares of Common Stock in connection with an employment agreement with Mr. Steven Gilbert. After the end of the 1995 fiscal year, 60,000 options granted to Mr. Gilbert during such year were rescinded pursuant to a preexisting incentive compensation agreement.

            In June 1995, Judah Wernick, an employee of the underwriter in the Company's initial public offering purchased all outstanding Class A Bridge Loan Warrants, and upon exercise thereof, the Company issued 360,000 restricted shares of Common Stock for an aggregate purchase price of $748,800.

            In June 1995, the Company issued 64,286 restricted shares of Common Stock at $3.50 per share to Edward Haas pursuant to an asset purchase agreement in partial consideration for the acquisition of assets used in the direct mail advertising business.

            In August 1995, the Company sold 47,401 restricted shares of Common Stock to the following employees and financial planners who had commission sharing agreements with the Company at the following prices for an aggregate purchase price of approximately $232,000: Ed Dooney - 7,987 shares of common stock at $3.13 per share for cash and note receivable for the specific financing of Ed Dooney's opening of a new office in Connecticut; Lee Povinelli - 7,987 shares of common stock at $3.13 per share for cash and a note receivable for the specific financing of Lee Povinelli's opening of a new office in Connecticut; Zoe Papathomas - 2,857 shares of common stock at $3.50 per share; Abraham Dorfman - 2,857 shares of common stock at $3.50 per share; John Osorio - 17,143 shares at $3.50 per share for cash and a note payable for the specific funding of John Osorio's opening a new office in new York; Alex Morrow - 4,286 shares at $3.50 per share for printing services rendered; Herb Herzog - 2,571 shares of common stock at $3.50 per share for phone equipment and services rendered; and Bob Kelley - 1,714 shares of common stock at $3.50 per share.

                 During the same period, the Company also issued 10,100 restricted shares of Common Stock to the following employees and others as performance bonuses: Scott Fisher - 2,000; Lenny Schrift - 200 shares; Patricia White - 200 shares; Jill Hoenings - 300 shares; Sandy Valle - 200 shares; Georget Czajkowski - 200 shares; Rosalie Maiorano - 200 shares; Vinka Pelaic - 200 shares; Abraham Dorfman -1,000 shares; John Brower - 200 shares; Serafino Maiorano - 200 shares; Joseph Araneo - 200 shares; Dominick Ciocia - 300 shares; Richard Fusari - 300 shares; Neil Hasset, Jr. - 300 shares; John Osorio - 200 shares; Lee Povinelli - 200 shares; Lorraine Buscareno-Smith - 200 shares; Gerald Hoenings - 200 shares; John Lentini - 200 shares; Mario Romilio - 1,000 shares; Deborah O'Connell - 1,000 shares; Robby Gilman - 200 shares and Jennifer Gilman - 200 shares.

            In August 1995, the Company sold 11,380 restricted shares of Common Stock to Ralph Esposito, a former officer of the Company and 11,379 restricted shares of Common Stock to Kathryn Travis, an officer, (which shares had been returned to the Company as a result of a default in the payment of a subscription receivable) at $3.07 per share.

            In addition, in August 1995, the Company issued 25,713 restricted shares of Common Stock for an aggregate purchase price of $89,995.50 to the following individuals in the following amounts: Dominick Riolo 8,571 shares; Gregory Ferone 8,571 shares; and Armando Olivieri 8,571 shares, pursuant to a contract for the opening of new offices in New City, New York, Mamaroneck, New York and Scarsdale, New York between such individuals and the Company.

            The Company, in August 1995, sold 1,429 restricted shares of Common Stock to Joseph Jensen for an aggregate purchase price of $5,000.00 pursuant to a severance compensation package agreement between such individual and the Company.

            In October 1995, the Company sold a total of 20,000 restricted shares of Common Stock upon exercise of a stock option to Abraham Dorfman, a financial planner affiliated with the Company, for an aggregate purchase price of $40,650 pursuant to a previous contract between such individual and the Company.

            In October 1995, the Company issued 3,050 restricted shares of Common Stock as performance bonuses to the following individuals in the following amounts: Neil Hasset 300 shares; Jim Ptacek 100 shares; Carol Livolsi 100 shares; Karen Sheppard 50 shares; Joel Weinberger 50 shares; Jeffrey Ambrosio 50 shares; Pat Ewing 50 shares; Kerry O'Keefe 50 shares; Richard Boehm 200 shares; Dominick Riolo 100 shares; Joe Jacoes 100 shares; Larry Brenner 100 shares; Dave Burgio 100 shares; Lorraine Buscareno-Smith 100 shares; Dave Critelli 100 shares; Deborah E. O'Connell 1,200 shares; and Scott Fisher 300 shares.

            In November 1995, the Company sold 100 restricted shares of Common Stock to Gwendolyn Morgan at $4.625 per share for an aggregate purchase of $462.50.

            In November 1995, the Company issued 3,688 restricted shares of Common Stock to Kerry O'Keefe as a performance bonus.

            In November 1995, the Company sold 5,000 restricted shares of Common Stock to Frank Daguanno at $6.00 per share for an aggregate purchase price of $30,000.

            In December 1995, the Company issued 1,600 restricted shares of Common Stock as performance bonuses to the following individuals in the following amounts: Thomas Mallis 100 shares; Carol Sanford 100 shares; Sandy Valle 100 shares; Rosalie Maiorano 100 shares; Angelo Perna 100 shares; Georget Czajkowski 100 shares; Leonard Shrift 100 shares; Patricia White 100 shares; Vinka Pelaic 100 shares; Robert Gilman 100 shares; Jennifer Gilman 100 shares; Debra Seeley 100 shares; Kerry O'Keefe 100 shares; Joel Weinberger 100 shares; Pat Ewing 100 shares; and Tim Bodner 100 shares.

            In February 1996, the Company issued 15,254 restricted shares of Common Stock for an aggregate purchase price of $80,000 to the following individuals in the following amounts: Howard Wilkin 5,405 shares; Alfred Schepis 5,405 shares; and Armando Olivieri 4,444 shares, pursuant to management agreements as signing bonuses between such individuals and the Company.

            In April 1996, the Company issued a total of 3,400 restricted shares of Common Stock to an employee, Alex Morrow, for services rendered.

            In October 1996, the Company sold a total of 10,000 restricted shares of Common Stock upon exercise of a stock option to Abraham Dorfman, an affiliated financial planner, for an aggregate purchase price of $23,200 pursuant to a previous contract between such individual and the Company.

            In March 1997, the Company granted options to purchase restricted shares of Common Stock at $2.75 per share to employees and officers as follows: Serafino Maiorano 75,000; Dominick Ciocia 32,000; Gerald Hoenings 16,000; John Brower 50,000; Lee Povinelli 40,000; James Ciocia 10,000; Thomas Povinelli 10,000; Gary Besmer 10,000; and Kathryn Travis 10,000.

            In June 1997, the Company granted options to purchase 10,000 restricted shares of Common Stock at $2.50 per share to each of Lewis Pasquin and George Dagher.

            In October 1997, the Company sold a total of 10,000 restricted shares of Common Stock upon exercise of a stock option to Abraham Dorfman, an affiliated financial planner, for an aggregate purchase price of $18,100 pursuant to a previous contract between such individual and the Company.

            In November 1997, the Company granted options to purchase a total of 623,000 restricted shares of Common Stock to the following affiliated financial planners and employees in the following amounts: Steven Gilbert 100,000 shares of Common Stock at $4.75 per share; Gerald Hoenings 21,000 shares of Common Stock at $5.00; Serafino Maiorano 85,000 shares of Common Stock at $5.00 per share; Dominick Ciocia 45,000 shares of Common Stock at $5.00 per share; John Brower 75,000 shares of Common Stock at $5.00 per share; Greg Ferone 100,000 shares of Common Stock at $6.00 per share; Dominick Riolo 100,000 shares of Common Stock at $6.00 per share; Walter Shair 15,000 shares of Common Stock at $6.00 per share; George Dagher 15,000 shares of Common Stock at $6.00 per share; Lewis Pasquin 5,000 shares of Common Stock at $6.00 per share; and Abraham Dorfman 12,000 shares of Common Stock at $6.00 per share; and to the following independent contractor in the following amount: Marc Cohen 50,000 shares of Common Stock at $5.00 per share.

            In December 1997, the Company granted options to purchase a total of 245,000 restricted shares of Common Stock to the following affiliated financial planners and employees in the following amounts: Gerald Hoenings 21,000 shares of Common Stock at $7.00 per share; Serafino Maiorano 105,000 shares of Common Stock at $7.00 per share; Dominick Ciocia 44,000 shares of Common Stock at $7.00 per share; and John Brower 75,000 shares of Common Stock at $7.00 per share.

            Also in December 1997, the Company issued 10,923 restricted shares of Common Stock as performance bonuses to the following employees and affiliated financial planners in the following amounts: Georget Czajkowski 400 shares; Lenny Schrift 50 shares; Carol Dessuit 50 shares; Charles Bennett 50 shares; Catherine Roma 100 shares; Linda Badzim 50 shares; Erin Kiley 50 shares; Cathy Cunha 50 shares; Nicolina Montesano 50 shares; Marsha Dockery 50 shares; Richard Trent 200 shares; Alex Weissman 100 shares; Dominick Ciocia 100 shares; Daniel McCarthy 100 shares; Kelly Cortis 100 shares; Kenneth Spielman 100 shares; Walter Shair

100 shares; Paul Weinberger 1,818 shares; Christopher Kirby 300 shares; Dave Critelli 3,800 shares; Florence Barrest 25 shares; Theresa Camilleri 50 shares; Susan Garcia 100 shares; Charlene Ladig 25 shares; Ethel Maleski 25 shares; Cheryl Marengi 50 shares; Jane Shattuck 25 shares; Jeffrey Vest 25 shares; Kim Young 50 shares; Diana Furman 40 shares; Nicole Summers 100 shares; Patricia Brown 40 shares; Julie Grammatica 50 shares; Scott Fisher 250 shares; Thomas Mallis 50 shares; Sandy Valle 400 shares; Karen Sheppard 50 shares; Thomas Etheridge 100 shares; Robert Hayes 200 shares; Sean O'Keefe 100 shares; Angelo Perna 50 shares; Aaron Seenarine 100 shares; Sandra Solarchik 50 shares; Lance Howard 50 shares; Annemarie Mallin 50 shares; Christine Christofor 100 shares; Sau-Miu Chan 50 shares; Mary Ann Ciaccia 100 shares; Louise Avery 50 shares; Marjorie Kane 50 shares; David Bazemore 250 shares; Richard Locurto 200 shares; Hector Ramos 200 shares; Maurice Smith 200 shares; and Lorraine Buscareno-Smith 50 shares.

            In January 1998, the Company granted options to purchase a total of 345,000 restricted shares of Common Stock to the following affiliated financial planners and employees in the following amounts: Jeff Altman 37,500 shares of Common Stock at $7.50 per share; Jeff Altman 18,750 shares of Common Stock at $9.50 per share; Jeff Altman 18,750 shares of Common Stock at $11.50 per share; Vernon Lemmon 12,500 shares of Common Stock at $7.50 per share; Vernon Lemmon 6,250 shares of Common Stock at $9.50 per share; Vernon Lemmon 6,250 shares of Common Stock at $11.50 per share; Steve Hand 125,000 shares of Common Stock at $10.00 per share and Steve Sacher 20,000 shares of Common Stock at $7.00 per share, 20,000 shares of Common Stock at $7.50 per share, 20,000 shares of Common Stock at $8.00 per share, 20,000 shares of Common Stock at $8.50 per share, 20,000 shares of Common Stock at $9.00 per share, and 20,000 shares of Common Stock at $9.50 per share.


            In April 1998, the Company granted options to purchase a total of 795,000 restricted shares of Common Stock to the following affiliated financial planners and employees in the following amounts: Tim Bodner 60,000 shares of Common Stock at $13.75 per share; Dave Burgio 100,000 shares of Common Stock at $13.75 per share; Daniel McCarthy 20,000 shares of Common Stock at $13.75 per share; Abe Dorfman 25,000 shares of Common Stock at $13.75 per share; Neil Hasset 60,000 shares of Common Stock at $13.75 per share; Al Shepis 175,000 shares of Common Stock at $13.75 per share; Howard Wilken 175,000 shares of Common Stock at $13.75 per share; Steve Gilbert 75,000 shares of Common Stock at $13.75 per share; and Steve Sacher 100,000 shares of Common Stock at $20.00 per share.



            In November 1998, the Company granted options to purchase 83,000 shares of Common Stock at $8-3/4 to Daniel Levy, President of North Ridge Securities Corp. a wholly-owned subsidiary of the Company.

            In December 1998, the Company entered into a settlement with Texas Capital and Harbor Financial whereby the Company agreed to issue Warrants to purchase 72,250 shares of Common Stock at $5- 1/8 to Harbor Financial, Inc. and 12,750 shares of Company's Common Stock at $5-1/8 to Woodward, Hall & Primm.


            All sales reported under this item were exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof and/or the rules and regulations promulgated thereunder as sale of securities not involving a public offering.


         ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            (a)   Exhibits

                  3.1 Registrant's Articles of Incorporation, as amended, incorporated by reference to the like numbered exhibit in the Registrant's Registration
                              Statement on Form SB-2 under the Securities Act of
                              1933, as amended, File No.
                              33-70640-NY

                  3.2 Registrant's By-Laws, incorporated by reference to the like numbered exhibit in the Registrant's
                              Registration Statement on Form SB-2 under the
                              Securities Act of 1933, as amended, File No.
                              33-70640-NY

                  4.1         Resolution of Designation, Powers, Preferences and
                              Right of Series A Preferred Stock, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-70640-NY

                  4.2         Omitted.

                  4.3 Form of Warrant included in Units, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-70640-NY

                  4.4 Form of Underwriter's Warrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-70640-NY

                  *5          Opinion of Akabas & Cohen

                  10.1 Restated and Amended Agreement and Plan of Merger dated December 23, 1992 among the Registrant and 15 participating corporations, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-70640-NY

                  10.2 Asset Sale Agreement dated December 31, 1992, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.3        Escrow letter regarding certain shares of Common
                              Stock of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's
                              Registration Statement on Form SB-2 under the
                              Securities Act of 1933, as amended, File No.
                              33-70640-NY

                  10.4        Omitted.

                  10.5 Warrant Agreement dated December 12, 1994 between the Registrant and the Warrant Agent, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-70640-NY

                  10.6        Omitted.

                  10.7        1993 Joint Incentive and NonQualified Stock Option
                              Plan of the Registrant, incorporated by
                              reference to the like numbered exhibit in the Registrant's Registration Statement on Form
                              SB-2 under the Securities Act of 1933, as amended, File No. 33-70640-NY

                  10.8 Documents involved in the repurchase of shares and settlement with Frank Pasatieri, a former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's

                              Registration Statement on Form SB-2 under the
                              Securities Act of 1933, as amended, File No.
                              33-70640-NY

                  10.9 Documents involved in the repurchase of shares and settlement with Alan Grad, a former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's
                              Registration Statement on Form SB-2 under the
                              Securities Act of 1933, as amended, File No.
                              33-70640-NY

                  10.10       Omitted.

                  10.11       Omitted.

                  10.12 Documents involved in the repurchase of shares and settlement with Bernard McGee and Jay Cruice, former shareholder of the Registrant, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-70640-NY

                  10.13       Omitted.

                  10.14       Omitted.

                  10.15       Agreement among Registrant and James Ciocia,
                              Thomas Povinelli, Gary Besmer and Kathryn Travis regarding the repayment of advances, incorporated by reference to the like numbered exhibit in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-70640-NY

                  10.16       Underwriting Agreement between the Registrant and
                              Patterson Travis, Inc., incorporated by reference to exhibit number 1.1 in the Registrant's
                              Registration Statement on Form SB-2 under the
                              Securities Act of 1933, as amended, File No.
                              33-70640-NY

                  10.17 Stock Purchase Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.1 to the Company's Current

                              Report on Form 8-K, dated February 10, 1995

                  10.18 Noncompetition Agreement dated February 10, 1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.2 to the Company's Current Report on Form 8-K, dated
                              February 10, 1995

                  10.19 Employment Agreement dated February 10, 1995 between Steven Gilbert Financial Corp. and Steven
                              Gilbert, incorporated by reference to exhibit 99.3 to the Company's Current Report on Form 8-K, dated
                              February 10, 1995

                  10.20       Registration Rights Agreement dated February 10,
                              1995 between Registrant and Steven Gilbert, incorporated by reference to exhibit 99.4 to the Company's Current Report on Form 8-K, dated
                              February 10, 1995

                  10.21       Letter Agreement dated April 26, 1995 between and
                              Steven Gilbert, incorporated by reference to
                              exhibit 10.20 in the Company's quarterly report on
                              Form 10-Q for the fiscal quarter ended March 31,
                              1995

                  10.22 Joint Venture Agreement dated December 28, 1994 between Midwood Tax Service, Inc. and Registrant, incorporated by reference to the like number exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No.
                              33-80627

                  10.23       Promissory notes delivered by James Ciocia, Thomas
                              Povinelli, Gary Besmer and Kathryn Travis in payment for cash value of life insurance policies held by Registrant on the lives of such officers, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No.
                              33-80627

                  10.24       Omitted.

                  10.25       Omitted.

                  10.26       Agreements dated November , 1995 among Rummco,
                              Ltd., five executive officers Registrant, and Registrant in connection with the sale of stock options, incorporated by reference to the like numbered exhibit in the Company's Registration
                              Statement on Form SB-2 under the Securities Act of
                              1933, as amended, File No. 33-80627

                  10.27       Omitted.

                  10.28       Employment Agreement dated April 10, 1995 between
                              Dominick Riolo and Registrant in connection with the opening of a new office, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-80627

                  10.29       Employment Agreement dated April 10, 1995 between
                              Gregory Ferone and Registrant in connection with the opening of a new office, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-80627

                  10.30       Employment Agreement dated April 10, 1995 between
                              Armando Olivieri and Registrant in connection with the opening of a new office, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-80627

                  10.31       Independent Employment Contract dated December
                              1993 between Abraham Dorfman and Registrant, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.32 Form of Subscription Letter representing stock issuances to individuals,

                              incorporated by reference to the like numbered
                              exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.33       Independent Contractor's Agreement dated September
                              6, 1995 between Howard Wilkin and the Registrant, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.34       Independent Contractor's Agreement dated September
                              6, 1995 between Alfred Schepis and the Registrant, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 33-80627

                  10.35       Independent Contractor's Agreement dated September
                              6, 1995 between Armando Olivieri and the
                              Registrant, incorporated by reference to the like numbered exhibit in the Company's Registration
                              Statement on Form SB-2 under the Securities Act of
                              1933, as amended, File No.
                              33-80627

                  10.36 Letter of Agreement between dated October 31, 1997 by and between First Colonial Securities Group
                              Inc. and the Registrant

                  10.37 Stock Purchase Agreement dated November 19, 1998 among North Ridge Securities Corp., North Shore
                              Capital Management Corp. and Registrant
                              incorporated by reference to Exhibit 1 in the Company's Form 8-K dated November 19, 1998.

                  11.01 Calculation of Net Income Per Share, incorporated by reference to the like numbered exhibit in the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File
                              No. 33-80627

                  21 List of Subsidiaries, incorporated by reference to Exhibit 21 in the Company's

                              Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995

                  *23.1       Consent of Akabas & Cohen (Included in Exhibit 5)

                  *23.2       Consent of Arthur Andersen, LLP

----------

*To be filed by amendment.

         ITEM 28. UNDERTAKINGS

                  The undersigned Registrant hereby undertakes to:

         (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

         (e) If the Registrant requests acceleration of the effective date of the Registration Statement under Rule 461 under the Securities Act, the Registrant acknowledges that:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling person of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Great Neck, State of New York, on May 3, 1999.


                                          GILMAN & CIOCIA, INC.


                                          By: /s/James Ciocia
                                              --------------------------------
                                              James Ciocia,President and Chief
                                              Executive Officer

            In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement was signed by the following persons in the capacities and on the dates stated.

         /s/James Ciocia        Director                 May 3, 1999
         -------------------
         James Ciocia


         /s/Thomas Povinelli    Chief Operating          May 3, 1999
         -------------------    Officer,
         Thomas Povinelli       and Director

         /s/Stephen Sacher      Chief Financial          May 3, 1999
         -------------------    Officer
         Stephen Sacher

         /s/Kathryn Travis      Vice President,          May 3, 1999
         -------------------    Secretary and Director
         Kathryn Travis

         /s/Robert Hayes        Controller               May 3, 1999
         -------------------
         Robert Hayes

         /s/Louis Karol         Director                 May 3, 1999
         -------------------
         Louis Karol

         /s/Seth Akabas         Director                 May 3, 1999
         -------------------
         Seth Akabas

                                      INDEX

                                                                        Page
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                F-2

FINANCIAL STATEMENTS:

    Consolidated Balance Sheet                                          F-3

    Consolidated Statements of Income                                   F-4

    Consolidated Statements of Cash Flows                               F-5

    Consolidated Statements of Stockholders' Equity                     F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                              F-8

                      GILMAN & CIOCIA, INC. & SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1998

                                     ASSETS


CURRENT ASSETS:
     Cash and cash equivalents                                                    $  1,705,831
     Marketable securities                                                             114,359
     Accounts receivable, net of allowance
          for doubtful accounts of $87,500                                           2,251,111
     Receivables from related parties, current portion                                 389,230
     Prepaid expenses and other current assets, net of allowance
           for doubtful collections of $100,000                                      1,138,721
     Deferred tax assets, current portion                                               85,000
                                                                                  ------------

                     Total current assets                                            5,684,252


Property and equipment, net                                                          1,948,371
Intangible assets, net of accumulated amortization of $820,898                         937,823
Receivables from related parties, net of current portion                               789,030
Deferred tax assets                                                                     66,899
Other assets                                                                           324,812
                                                                                  ------------

                     Total assets                                                 $  9,751,187
                                                                                  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Short-term borrowings                                                        $     50,000
     Accounts payable and accrued expenses                                             520,711
     Income taxes payable                                                              162,889
                                                                                  ------------

                      Total current liabilities                                        733,600
                                                                                  ------------



COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
     Preferred stock - $.001 par value - shares authorized
          100,000; none issued and outstanding Common stock - $.01 par value -
     shares authorized
          9,000,000; issued and outstanding 5,606,913 shares                            56,069
     Paid-in capital                                                                 6,377,334
     Retained earnings                                                               3,604,714
                                                                                  ------------
                                                                                    10,038,117
     Less- Treasury Stock, at cost; 211,315 shares                                    (784,782)
           Stock subscriptions and accrued interest receivable                        (148,845)
           Unrealized loss on marketable securities, net of income taxes               (86,903)
                                                                                  ------------
                       Total stockholders' equity                                    9,017,587
                                                                                  ------------

                       Total liabilities and stockholders' equity                 $  9,751,187
                                                                                  ============

The accompanying notes are an integral part of this consolidated statement.

                      GILMAN & CIOCIA, INC. & SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997

                                                                1998             1997
                                                                ----             ----
REVENUES:
     Tax preparation fees                                  $ 10,164,550     $  9,921,967
     Financial planning commissions                          16,578,032       12,464,284
     Direct mail services                                     1,790,501        2,188,320
                                                           ------------     ------------

                           Total revenues                    28,533,083       24,574,571
                                                           ------------     ------------

OPERATING EXPENSES:
     Salaries and commissions                                14,537,505       13,083,818
     General and administrative expenses                      4,194,061        3,572,901
     Advertising                                              2,732,867        2,819,941
     Direct mail costs                                          770,472        1,136,347
     Rent                                                     2,037,117        1,884,768
     Depreciation and amortization                              858,391          785,922
                                                           ------------     ------------
                           Total operating expenses          25,130,413       23,283,697
                                                           ------------     ------------

                           Operating income                   3,402,670        1,290,874
                                                           ------------     ------------

OTHER INCOME (EXPENSES):
     Interest and investment income                             107,953          163,697
     Interest expense                                          (175,536)        (201,534)
     Other income                                                83,068           16,557
                                                           ------------     ------------
                           Total other income (expense)          15,485          (21,280)
                                                           ------------     ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                      3,418,155        1,269,594

PROVISION FOR INCOME TAXES                                    1,406,810          393,600
                                                           ------------     ------------

                           Net income                      $  2,011,345     $    875,994
                                                           ============     ============

NET INCOME PER SHARE:
     Basic                                                 $       0.37     $       0.16
     Diluted                                                       0.32             0.16


WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES:
     Basic                                                    5,383,093        5,479,611
     Diluted                                                  6,315,345        5,572,854

The accompanying notes are an integral part of these consolidated statements.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997


                                                                         1998             1997
                                                                         ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                      $ 2,011,345     $   875,994
     Adjustments to reconcile net income to net cash
        provided by operating activities:
        Compensation expense recognized in connection
           with the reissuance of treasury stock and the issuance
           of stock options                                               61,831          41,551
        Depreciation and amortization                                    858,391         785,922
        Income from investment in partnership                            (25,051)        (73,127)
        Deferred tax provision (benefit)                                (124,000)        105,686
        Gain (loss) on sale of marketable securities                      16,213          (6,580)
        Deferred compensation expense                                    162,477         235,013
        Provisions for doubtful collections                              100,000          41,526
        Interest on stock subscriptions                                  (13,546)        (27,108)
        Unrealized gain on marketable securities                        (105,172)         (6,828)
         Income tax benefit on exercise of stock options                  63,000              --
         Proceeds from sale of marketable securities                      22,323          32,580
        (Increase) decrease in:
             Accounts receivable                                      (1,141,576)       (174,375)
             Prepaid expenses and other current assets                  (243,974)       (115,009)
             Advances to affiliated financial planners                   (87,500)        (78,214)
             Security deposits                                           (28,732)        (16,872)
             Accounts payable and accrued expenses                        33,883        (109,312)
             Income taxes payable                                         94,689           5,598
                                                                     -----------     -----------
                Net cash provided by operating activities              1,654,601       1,516,445
                                                                     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                    (772,930)       (592,362)
Acquisition of intangible assets                                        (145,176)       (487,442)
Investments                                                                   --        (150,000)
Deferred acquisition costs                                               (54,955)             --
Proceeds from sales of investments                                       214,652         378,009
Loan repayments from related parties                                     273,813         398,545
Loans to related parties                                                (631,228)       (676,250)
                                                                     -----------     -----------
                Net cash used in investing activities                 (1,115,824)     (1,129,500)
                                                                     -----------     -----------

The accompanying notes are an integral part of these consolidated statements.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997


                                                                           1998             1997
                                                                           ----             ----
CASH FLOWS FROM FINANCING ACTIVITIES:
Acquisition of treasury stock                                          $  (179,123)    $  (733,200)
Proceeds from bank and other loans                                       3,000,000       3,602,000
Payments of bank and other loans                                        (4,401,487)     (2,859,262)
Proceeds from sale of common stock
     and exercise of stock options                                          54,125         100,857
Proceeds from stock subscriptions                                           87,869         261,954
Incurrence of deferred registration costs                                 (314,819)        (60,600)
                                                                       -----------     -----------
                Net cash (used in) provided by financing activities     (1,753,435)        311,749
                                                                       -----------     -----------

                Net (decrease) increase in cash                         (1,214,658)        698,694

CASH, beginning of year                                                  2,920,489       2,221,795
                                                                       -----------     -----------

CASH, end of year                                                      $ 1,705,831     $ 2,920,489
                                                                       ===========     ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for-
     Interest                                                          $   188,592     $   196,405
     Income taxes                                                        1,297,320         439,724
Noncash transactions-
     Liquidation of investment in partnership into
        marketable securities                                              110,793          68,830
     Reissuance of treasury stock at fair value                             32,897          94,644



The accompanying notes are an integral part of these consolidated statements.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED JUNE 30, 1998 AND 1997




                                                   COMMON  STOCK      PAID-IN       RETAINED       TREASURY STOCK
                                               SHARES       AMOUNT    CAPITAL       EARNINGS     SHARES       AMOUNT
                                             --------------------------------------------------------------------------
BALANCE AT JULY 1, 1996                      $5,550,582    $55,505   $6,184,075      717,375        -          -


PAYMENTS RECEIVED ON STOCK

PURCHASE OF TREASURY STOCK                                                                       175,900     (733,200)

REISSUANCE OF TREASURY STOCK                                            (53,093)                 (18,467)      94,644

ISSUANCE OF COMMON STOCK ON EXERCISE

   OF STOCK OPTIONS                              28,331        284      100,573

ACCRUED INTEREST INCOME                                                                          (27,108)

NET INCOME                                                                           875,994
                                                                                  ----------


BALANCE AT JUNE 30, 1997                     $5,578,913    $55,789   $6,231,555   $1,593,369    $157,433   $ (638,556)
                                             ==========    =======   ==========   ==========    ========   ==========





BALANCE AT JULY 1, 1997                      $5,578,913    $55,789   $6,231,555   $1,593,369    $157,433   $ (638,556)




PAYMENTS RECEIVED ON STOCK

PURCHASE OF TREASURY STOCK                                                                        60,700     (179,123)

UNREALIZED LOSS ON MARKETABLE SECURITIES

 REISSUANCE OF TREASURY STOCK                                            28,934                   (6,818)      32,897

ISSUANCE OF COMMON STOCK ON EXERCISE

 OF STOCK OPTIONS                                28,000        280       53,845

ACCRUED INTEREST INCOME

INCOME TAX BENEFIT ON EXERCISE OF

    STOCK OPTIONS                                                        63,000

NET INCOME                                                                         2,011,345
                                                                                  ----------


BALANCE AT JUNE 30, 1998                     $5,606,913    $56,069   $6,377,334   $3,604,714    $211,315   $ (784,782)
                                             ==========    =======   ==========   ==========    ========   ==========


                                             STOCK
                                          SUBSCRIPTIONS  UNREALIZED
                                           AND ACCRUED     LOSS ON         TOTAL
                                             INTEREST     MARKETABLE     STOCKHOLDER'S
                                            RECEIVABLE    SECURITIES        EQUITY
                                         ----------------------------------------------------
BALANCE AT JULY 1, 1996                      (458,014)    $        -     $6,498,941


PAYMENTS RECEIVED ON STOCK                    261,954                       261,954

PURCHASE OF TREASURY STOCK                                                 (733,200)

REISSUANCE OF TREASURY STOCK                                                 41,551

ISSUANCE OF COMMON STOCK ON EXERCISE

   OF STOCK OPTIONS                                                         100,857

ACCRUED INTEREST INCOME                       (27,108)

NET INCOME                                                                  875,994
                                                                         ----------


BALANCE AT JUNE 30, 1997                   $ (223,168)    $        -     $7,018,989
                                           ==========     ==========     ==========





BALANCE AT JULY 1, 1997                    $ (223,168)    $        -     $7,018,989




PAYMENTS RECEIVED ON STOCK                     87,869                       87,869

PURCHASE OF TREASURY STOCK                                                (179,123)

UNREALIZED LOSS ON MARKETABLE SECURITIES                     (86,903)      (86,903)

 REISSUANCE OF TREASURY STOCK                                               61,831

ISSUANCE OF COMMON STOCK ON EXERCISE

 OF STOCK OPTIONS                                                           54,125

ACCRUED INTEREST INCOME                                      (13,546)      (13,546)

INCOME TAX BENEFIT ON EXERCISE OF

    STOCK OPTIONS                                                           63,000

NET INCOME                                                               2,011,345
                                                                        ----------


BALANCE AT JUNE 30, 1998                   $ (148,845)    $  (86,903)   $9,017,587
                                           ==========     ==========    ==========


The accompanying notes are an integral part of these consolidated statements.

                     GILMAN & CIOCIA, INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1998

1.       ORGANIZATION AND NATURE OF BUSINESS

Business

Gilman & Ciocia, Inc. and subsidiaries (the "Company"), which is incorporated in Delaware, provides income tax preparation and financial planning services primarily to individuals, as well as direct mail services through its Progressive Mailing Services ("Progressive") division. The Company has three wholly owned subsidiaries, two of which are inactive. The active subsidiary, Gilman & Ciocia Securities, Inc. d/b/a JT Securities, Inc. ("JT"), was a registered broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934 until October 1998.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of all wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

The Company has several insignificant investments in 20% to 50% owned companies which are accounted for on the equity method. Accordingly, the Company's share of the earnings of these companies is included in consolidated net income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents include investments in money market funds and are stated at cost, which approximates market value.



Marketable Securities

The Company has classified its short-term investments in debt instruments as either trading securities or available for sale securities that are reported at fair value with unrealized gains and losses included in earnings or stockholders' equity, respectively.


Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization are determined using straight-line or accelerated methods over the estimated useful lives of the assets or, for leasehold improvements, over the lease terms which range from one to seven years.


Intangible Assets

Intangible assets represent the costs of $1,759,610 for June 30, 1998 to acquire income tax businesses, lists of customer accounts and related covenants not to compete. Amortization expense is computed on a straight-line basis over a period of five years, and amounted to $354,649 and $274,613 for the years ended June 30, 1998 and 1997, respectively.

The Company's operational policy for the assessment and measurement of any impairment in the value of the intangible assets acquired which is other than temporary is to evaluate the recoverability and remaining life of the intangible assets and determine whether the intangible assets should be completely or partially written-off or the amortization period accelerated. The Company will recognize impairment in the value of the intangible assets if the undiscounted estimated future operating cash flows of the relevant assets acquired are determined to be less than their carrying amount. If the Company determines that impairment has occurred, the measurement of the impairment will be equal to the excess of the carrying amount of the intangible assets over the amount of the discounted estimated operating cash flows.

During fiscal 1998 and 1997, the Company acquired intangible assets for approximately $145,000 and $487,000, respectively.

Impairment of Long-Lived Assets

The Company follows the Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that full recoverability is questionable. Management evaluates the recoverability of its intangible assets and other long-lived assets and several factors are used in the valuation including, but not limited to, management's plans for future operations, recent operating results and projected cash flows.

Deferred Rent

Certain of the Company's lease agreements provide for scheduled rent increases during the lease term or for rental payments commencing at a date other than initial occupancy. Provision has been made for the excess of operating lease rental expense, computed on a straight-line basis over the lease term, over cash rentals paid.

Revenue Recognition

The Company recognizes all revenues associated with income tax preparation and direct mail services upon completion of the services. Securities transactions and related commission revenue and expenses are recognized on a trade date basis. Commission revenue and expenses on sales of life insurance policies are recognized when the policies are effective.

The consolidated statements of income includes as commission revenue from financial planning services, commissions received from financial planning services and insurance underwriters, received directly by the Company as well as the commissions paid by Royal Alliance, Inc. ("Royal") to affiliated financial planners representing the financial planners' share of commissions. Accordingly, the payments made directly to the affiliated financial planners are also included in salaries and commission expense.


Advertising

Costs to develop advertising are accumulated and expensed upon the first mailing of such advertising in accordance with SOP 93-7. Costs to develop tax season programs and associated printing and paper costs are deferred in the first and second fiscal quarters and expensed in the third fiscal quarter upon the first use of such advertisement in the advertising programs.


Income Taxes

Income taxes have been provided using the liability method in accordance with SFAS No. 109 "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying estimated tax rates and laws to taxable years in which such differences are expected to reverse.

Stock-based Compensation

SFAS No. 123, "Accounting for Stock Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation awards to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options awarded to employees and directors is measured as the excess, if any, of the quoted market price of the Company's stock at the date of grant over the amount an employee or director must pay to acquire the stock.

As required, the Company follows SFAS No. 123 to account for stock-based compensation awards to outside consultants. Accordingly, compensation costs for stock option awards granted to outside consultants and non-employee financial planners is measured at the date of grant based on the fair value of the award using the Black-Scholes option pricing model (Note 6).

 Net Income Per Share

In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128 , "Earnings Per Share." This statement establishes new standards for computing and presenting earnings per share (EPS), replacing the presentation of primary EPS with a presentation of basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both basic EPS and diluted EPS on the face of the statement of operations. Under this new standard, basic EPS is computed based on weighted average shares outstanding and excludes any potential dilution. Diluted EPS reflects potential dilution from the exercise or conversion of securities into common stock or from other contracts to issue common stock. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, and earlier application is not permitted. The Company has adopted Statement No. 128 for the year ended June 30, 1998 and has restated its weighted-average shares for all prior periods presented. ( Note 7)

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, marketable securities, accounts receivable, notes receivable, accounts payable and borrowings, approximated fair value as of June 30, 1998 because of the relatively short-term maturity of these instruments and their market interest rates.

New Accounting Pronouncements

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated.

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires entities to disclose financial and detailed information about their operating segments in a manner consistent with internal segment reporting used by the Company to allocate resources and assess financial performance. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated (Note 9).

The Company has adopted SFAS No. 130 and 131 for the fiscal year ended June 30, 1998. SFAS No. 130 and 131 expand and modify financial statement disclosures and, accordingly, have no impact on the Company's results of operations, earnings per share or financial position.

In April 1998, the AICPA issued Statement of Position (SOP) 98-5 "Reporting Costs of Start-Up Activities," which establishes standards for the accounting of start-up costs. Costs of start-up activities, including organization costs, should be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998, although earlier application is encouraged. The Company has adopted SOP 98-5 during fiscal year 1998, however, the effects of this standard have no material impact on the Company's results of operations, earnings per share or financial position.


3.       RECEIVABLES FROM RELATED PARTIES

Notes receivable from officers/stockholders of the Company that are due in aggregate bi-weekly installments of $2,295 (including interest
at 7% per annum)  through June 30,2000                                      $  202,447

Notes receivable from officers/stockholders of the Company that are due in aggregate monthly payments of  $9,634 (including interest at 7%
per annum) commencing September 1, 1998 through August 1, 2001                 552,000

Notes receivable of $50,319 and $106,000 from independent contractors/stockholders of the Company due on June 3, 1999 and June 19, 2000 respectively. Interest is charged at
8.5% and 6% per annum, respectively                                            156,319

Receivable from employee/stockholder of the Company, due in bi-weekly installments of $3,156 through June 15, 1999. Interest is charged at
9% per annum                                                                    78,360


Note receivable from employee/stockholder of the Company due on
October 9, 1999.  Interest is charged at 9% per annum                          121,989

Other
                                                                                67,145
                                                                            ----------
                                                                             1,178,260
Less-  Current portion                                                         389,230
                                                                            ----------
                                                                            $  789,030
                                                                            ==========


Interest income from these related party receivables was approximately $21,000 and $10,000, for the years ended June 30, 1998 and 1997, respectively.



4.  PROPERTY AND EQUIPMENT, NET

Major classes of property and equipment, net consist of the following:

       Buildings                                          $  405,866
       Equipment                                           2,752,135
       Furniture and fixtures                                402,432
       Leasehold improvements                                204,000
                                                          ----------
                                                           3,764,433
       Less- Accumulated depreciation and amortization     1,816,062
                                                          ----------

                                                          $1,948,371
                                                          ==========

For the years ended June 30, 1998 and 1997 depreciation and amortization expense from property and equipment was approximately $504,000 and $394,000, respectively.


5.  COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under various noncancelable lease agreements for the rental of office space through 2003. The lease agreements for office space contain escalation clauses based principally upon real estate taxes, building maintenance and utility costs. The following is a schedule by fiscal year of future minimum rental payments required under operating leases as of June 30, 1998.

1999       $1,501,617
2000        1,101,162
2001          657,848
2002          304,009
2003           85,325



Professional Liability or Malpractice Insurance

The Company does not maintain any professional liability or malpractice insurance policy. Although the Company believes it complies with all applicable laws and regulations, no assurance can be given that the Company will not be subject to professional liability or malpractice suits.

Clearing Agreements

 The Company is party to a clearing agreement with an unaffiliated correspondent broker which states that JT will assume customer obligations should a customer of JT default. At June 30, 1998, approximately $25,000 of cash is held as a deposit requirement by the broker.

Net Capital Requirements

JT is subject to the SEC's Uniform Net Capital Rule 15c 3-1, which requires the maintenance of minimum regulatory net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to
1. At June 30, 1998, JT had net capital of $142,320 , which was $117,320 in excess of its required net capital of $25,000.

Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, JT executes, as an agent, transactions on behalf of customers. If the agency transactions do not settle because of failure to perform by either the customer or the counterparties, JT may be obligated to discharge the obligation of the nonperforming party and, as a result, may incur a loss if the market value of the security is different from the contract amount of the transactions.

JT does not anticipate nonperformance by customers or counterparties in the above situation. JT's policy is to monitor its market exposure and counterparty risk. In addition, JT has a policy of reviewing, as considered necessary, the credit standing of each counterparty and customer with which it conducts business.

Litigation

In April 1998, an investment banker and its assignee, instituted a suit in the U.S. District Court in Austin Texas, demanding issuance, collectively, of 100,000 warrants to purchase the Company's common stock at $5.13 per share (alleged to have been issuable under an investment banking agreement pursuant to which the investment banker was to have provided investment banking services to the Company), as well as attorney's fees and exemplary damages. The Company believes, among other defenses, that the investment banker defaulted under such agreement and provided no material services to the Company. The Company is defending such suit vigorously. In addition, the Company has received a demand letter from a consultant (an entity believed to be affiliated with the investment banker) demanding the issuance of 150,000 warrants to purchase the Company's common stock at $5.13 per share, alleged to have been issuable under a consulting agreement pursuant to which the consultant was to have provided consulting services to the Company. The

Company believes that the consultant defaulted under such agreement and provided no material services to the Company. The Company has denied such demand.

Subsequent to June 30, 1998, a legal action was instituted against the Company pertaining to a wrongful death matter allegedly sustained in a Company automobile more than nine years ago. The complaint seeks indemnification in the amount of up to $3.5 million. The allegations in the complaint are based upon a $1.7 million payment made by the plaintiffs plus an additional $1.8 million payment for which plaintiffs ultimately may be held liable. An additional action is currently pending to determine the liability allocation. The Company answered the complaint by asserting numerous defenses which it believes are meritorious. The case is currently entering the discovery phase, and, therefore, the Company is unable to determine at this time the ultimate success of any asserted allegation or defense.

Payroll Taxes

The Company annually provides its employees with Form W-2 and its outside consultants with Form 1099 and Royal provides the financial planners with Form 1099 all of which are in accordance with tax law and industry practices. While the Company has not experienced any federal or state payroll tax audits, should a taxing authority assert that an outside consultant is an employee, the Company believes that it is unlikely that any such audit would have a material effect on its consolidated financial position, results of operations or cash flows.


6.  STOCKHOLDERS' EQUITY

Warrants

At June 30, 1998 the Company had 507,926 and 50,783 warrants outstanding pertaining to those issued to the public and the underwriter, respectively, in connection with the Initial Public Offering in 1994. Each warrant issued to the public grants the holder the right to purchase one share of common stock at an exercise price of $4.67 and expires October 30, 1998. For an exercise price of $8.40 per warrant, each of the warrants issued to the underwriter gives the holder two shares of common stock and a warrant to purchase another share of common stock at an exercise price of $4.67 and expire in September 1999.

Stock Option Agreements
and Stock Option Plan

The Company has granted stock options to employees, directors and consultants pursuant to individual agreements or to its incentive and non-qualified stock option plan.

In September 1993, the Company's Board of Directors and Stockholders adopted the Company's Joint Incentive and NonQualified Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting, at the discretion of the Board of Directors, of: (i) options that are intended to qualify as incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to employees and (ii) options not intended to so qualify to employees, officers and directors. The total number of shares of common stock for which options may be granted under the Option Plan is 816,000 shares. The number of shares granted, prices, terms of exercise, and expiration dates are determined by the Board of Directors. The Plan will terminate in September 2003. At June 30, 1998, 420,002 options have been granted under the Option Plan.

 The Company charged earnings for compensation expense of $134,823 for the year ended June 30, 1998, in connection with the issuance of stock options to an outside consultant. There were no compensatory stock options issued during fiscal 1997.

The table below summarizes plan and nonplan stock option activity:

                                                  Weighted
                                                   Average
                             Number of Shares   Exercise Price
                             ----------------   --------------
Outstanding, July 1, 1996       1,392,002            3.89

    Granted                       273,000            2.70
    Canceled                     (299,000)           4.21
                                ---------

Outstanding, June 30, 1997      1,366,002            3.59

     Granted                    1,748,000            9.18
     Exercised                    (28,000)           1.93
     Cancelled                   (250,000)           5.13
                                ---------
Outstanding,  June 30, 1998     2,836,002            6.92
                                =========
Exercisable,  June 30, 1997     1,093,002            3.81
                                =========
Exercisable,  June 30, 1998       845,002            3.54
                                =========

The weighted average grant date fair value of options granted during the years ended June 30, 1998 and 1997 is $ 5.41 and $1.00 per option, respectively.

Options outstanding and exercisable at June 30, 1998 and related weighted average exercise price and life information follows:

             Fiscal Year            Options Outstanding               Options Exercisable            Remaining
              Grant Date          Shares            Price           Shares           Price         Life (Years)
              ----------          ------            -----           ------           -----         ------------
          1994                     420,002          $2.95           420,002          $2.95              1/4
          1995                     405,000           3.34           405,000           3.34               5
          1996                     -
          1997                     273,000           2.70                --             --               4
          1998                   1,738,000           9.23            20,000          $7.00               8



The Company has adopted the disclosure-only provision of SFAS No. 123. Accordingly, no compensation cost has been recognized for the employee stock options. Had compensation cost for the Company's employee stock options been determined based on the fair value at the grant date for options granted since July 1, 1995 consistent with the provisions of SFAS No. 123, the Company's net income or loss and earnings or loss per share would have been reduced to the pro forma amounts indicated below:

                                              Years ended June 30,
                                              --------------------
                                              1998            1997
                                              ----            ----
Net income, as reported                $   2,011,345     $   875,994
Net income (loss), pro forma                  (46,191)        832,418
Earnings per share, as reported                  0.32            0.16
Earnings (loss) per share, pro forma            (0.01)           0.15

The pro forma effect on net income or loss for fiscal years 1998 and 1997 does not take into consideration pro forma compensation expense related to grants made prior to fiscal year 1996.

The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

Expected life (years)          3
Interest rate                  7.00%
Volatility:
     June 30, 1998            73.6%
     June 30, 1997            61.9%
Dividend yield                 0%

During fiscal 1998, the Company granted a total of 1,176,000 non-compensatory options to thirteen financial planners who also serve the Company in various employment capacities. Six of these thirteen individuals receiving a total of 362,000 options earn much of their total compensation directly from Royal for security transactions.

On May 19, 1997, the Company adopted the Company's 1997 Common Stock and Incentive and Non-Qualified Stock Option Plan of Gilman & Ciocia, Inc. (the "1997 Plan"), pursuant to which the Company may grant options to purchase up to an aggregate of 300,000 shares. Such options may be intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or they may be intended not to qualify under such Section ("Non-Qualified Options"). No Incentive Options will be issued pursuant to the 1997 Plan until such 1997 Plan is approved by the shareholders of the Company.

Treasury Stock

During fiscal 1998, the Company acquired 60,700 shares of its common stock for an aggregate cost of $179,123 and reissued 6,818 of these shares to employees and consultants. The reissuance gave rise to the recognition of compensation expense in the amount of $61,831 representing the excess of the fair value of these shares at reissuance over their cost.

During fiscal 1997, the Company acquired 175,900 shares of its common stock for an aggregate cost of $733,200 and reissued 18,467 of these shares to employees and consultants. The reissuance gave rise to the recognition of compensation expense in the amount of $41,551 representing the excess of the fair value of these shares at reissuance over their cost.

Stock Subscriptions and
Accrued Interest Receivable

Stock subscriptions receivable of $148,845 at June 30, 1998, bear interest at a rate of 9% per annum. For the years ended June 30, 1998 and 1997, the Company recognized interest income of $13,546 and $27,108, respectively. At June 30, 1998 accrued interest receivable was $22,860.

The Company is holding in escrow all of the shares of its common stock related to the stock subscription receivable. The shares will be released when the stock subscription receivables are collected.

The following is a schedule by year of principal payments to be received:


                            Year ending June 30:

                                1999                           $       80,735
                                2000                                   45,250
                                                               --------------
                                                               $      125,985
                                                               ==============


7.  EARNINGS PER SHARE

In accordance with SFAS No. 128, a reconciliation between the numerators and denominators of the basic and diluted EPS computations for net earnings is as follows:



                                    YEAR ENDED JUNE 30, 1998                      YEAR ENDED JUNE 30, 1997
                                    ------------------------                      ------------------------
                                                              Per Share                                   Per Share
                                                              ---------                                   ---------
                           Net Income       Shares            Amounts       Net Income      Shares        Amounts
                           ----------       ------            -------       ----------      ------        -------
Basic EPS                  $2,011,345     5,383,093           $  0.37       $ 875,994       5,479,611     $  0.16
Dilutive Stock options
& warrants                                  932,252                                            93,243
                                          ---------                                         ---------
Dilutive EPS               $2,011,345     6,315,345           $  0.32       $ 875,994       5,572,854     $  0.16


The potentially dilutive shares that were not included in the computation of diluted earnings per share because to do so would be antidilutive consist of stock options and warrants as follows:


                                                                       Options/Warrants
                                                                       ----------------

                           Year Ended June 30, 1998                       675,000
                           Year Ended June 30, 1997                     2,026,277



8. RELATED PARTY TRANSACTIONS

Investment in ATM Partners, L.P.

In July 1995, the Company, together with one of its former officers and five individuals who are relatives of the officers of the Company formed ATM Partners, LP former (the "Partnership"), an Investment Partnership. All investment transactions were executed through JT. At June 30, 1997, the Company had approximately a 41%, interest in the Partnership. The Company recognized income of approximately, $73,000 from the Partnership for the year ended June 30, 1997. Such partnership began liquidating its investments and distributing its assets to its partners in the Company's 1997 fiscal year, and fully liquidated its remaining investment in fiscal 1998. During fiscal 1998, the Company wrote-off a $100,000 receivable due from the Partnership.

Professional Fees

During fiscal 1998 and 1997, professional firms related to officers and directors of the Company charged the Company fees totaling approximately $200,000 and $75,000, respectively.

9. SEGMENTS OF BUSINESS

The Company is a provider of income tax preparation and financial planning services to individuals and businesses in various states across the country. Direct mail services are provided primarily to businesses and individuals in the New York metropolitan area.

The following presents financial information by segment for the years ended June 30, 1998 and 1997:

                                                Tax        Financial
                                            Preparation     Planning      Direct Mail    Eliminations   Consolidation
                                            -----------    -----------    -----------    ------------   -------------
Year ended June 30, 1998:
    Revenues from unaffiliated customers    $10,164,550    $16,578,032    $ 1,790,501    $      --       $28,533,083

    Intersegment revenues                          --             --        2,369,447     (2,369,447)           --
                                            -----------    -----------    -----------    -----------     -----------

              Total revenues                 10,164,550     16,578,032      4,159,948     (2,369,447)     28,533,083

Direct costs                                  6,608,421      9,868,394      3,553,154     (2,369,447)     17,660,522
Depreciation and amortization                   311,418        508,102         38,871           --           858,391
General corporate expenses                    2,427,443      3,960,564        223,493           --         6,611,500
                                            -----------    -----------    -----------    -----------     -----------
              Operating income              $   817,268    $ 2,240,972    $   344,430    $      --       $ 3,402,670
                                            ===========    ===========    ===========    ===========     ===========

Interest expense                            $    89,207    $    86,329    $      --      $      --       $   175,536
                                            ===========    ===========    ===========    ===========     ===========

Identifiable assets                         $ 6,245,447    $ 6,043,903    $   593,101    $(3,131,264)    $ 9,751,187
                                            ===========    ===========    ===========    ===========     ===========
Capital expenditures                        $   772,930    $      --      $    79,867    $      --       $   852,797
                                            ===========    ===========    ===========    ===========     ===========


Direct costs consist of the following:
    Direct mail costs                       $      --      $      --      $   770,472    $      --       $   770,472

    Advertising                               1,376,457      1,332,030      2,393,827     (2,369,447)      2,732,867
    Rent                                        746,906      1,218,636         71,575           --         2,037,117
    Salaries and commissions                  4,485,058      7,317,728        317,280           --        12,120,066
                                            -----------    -----------    -----------    -----------     -----------
                 Total direct costs         $ 6,608,421    $ 9,868,394    $ 3,553,154    $(2,369,447)    $17,660,522
                                            ===========    ===========    ===========    ===========     ===========


                                                Tax        Financial
                                            Preparation     Planning      Direct Mail     Eliminations   Consolidation
                                            -----------    -----------    -----------     ------------   -------------
Year ended June 30, 1997:
    Revenues from unaffiliated customers    $ 9,921,967    $12,464,284    $ 2,188,320     $      --       $24,574,571
    Intersegment revenues                          --             --        2,275,000      (2,275,000)           --
                                            -----------    -----------    -----------     -----------     -----------
              Total revenues                  9,921,967     12,464,284      4,463,320      (2,275,000)     24,574,571
Direct costs                                  6,025,407      9,729,797      4,162,670      (2,275,000)     17,642,874

Depreciation and amortization                   450,091        315,761         20,070            --           785,922
General corporate expenses                    2,647,426      1,857,300        350,175            --         4,854,901
                                            -----------    -----------    -----------     -----------     -----------
              Operating income              $   799,042    $   561,428    $   (69,595)    $      --       $ 1,290,874
                                            ===========    ===========    ===========     ===========     ===========

Interest expense                            $   118,442    $    83,092    $      --       $      --       $   201,534
                                            ===========    ===========    ===========     ===========     ===========

Identifiable assets                         $ 7,135,360    $ 5,005,800    $   329,938     $(3,376,844)    $ 9,094,254
                                            ===========    ===========    ===========     ===========     ===========

Capital expenditures                        $   553,446    $      --      $    38,916     $      --       $   592,362
                                            ===========    ===========    ===========     ===========     ===========

Direct costs consist of the following:
    Direct mail costs                       $      --      $      --      $ 1,136,347     $      --       $ 1,136,347
    Advertising                               1,642,630      1,152,386      2,299,925      (2,275,000)      2,819,941
    Rent-                                     1,044,261        732,599        107,908            --         1,884,768

       Salaries and commissions               3,338,516      7,844,812        618,490            --        11,801,818
                                            -----------    -----------    -----------     -----------     -----------
                 Total direct costs         $ 6,025,407    $ 9,729,797    $ 4,162,670     $(2,275,000)    $17,642,874
                                            ===========    ===========    ===========     ===========     ===========

Intersegment sales are recognized upon the completion of the services associated with direct mail services.



10. TAXES ON INCOME

Provisions for income taxes in the consolidated financial statements consist of the following:




                                                        June 30,        June 30,
                                                          1998            1997
                                                       -----------     -----------
Current:
    Federal                                            $ 1,247,828     $   211,903
    State and local                                        282,982          76,011
                                                       -----------     -----------
                 Total current                           1,530,810         287,914
                                                       -----------     -----------

Deferred:
    Federal                                                (90,304)         82,025
    State and local                                        (33,696)         23,661
                                                       -----------     -----------
                 Total deferred tax (benefit)             (124,000)        105,686
                                                       -----------     -----------
                                                       $ 1,406,810     $   393,600
                                                       ===========     ===========


Deferred tax assets as of June 30, 1998 consist of the following:


Compensation expense recognized for financial reporting purposes in          $ 114,400
    connection with common
    stock option grants issued at below market value
Book amortization of intangibles in excess of tax
                                                                               144,400
Provision for bad debts
                                                                                75,200
Provision for deferred rent liability
                                                                                27,600
Book depreciation in excess of tax                                            (146,717)
Investments accounted for under the equity method                              (62,984)
                                                                             ---------
                                                                             $ 151,899
                                                                             =========

No valuation allowance has been established against the deferred tax assets because management believes that all of the deferred tax assets will be realized.

A reconciliation of the federal statutory rate to the income taxes is as follows:

                                                               1998                    1997
                                                       -------------------     --------------------
Year ended June 30:
  Federal income taxes computed at statutory rates     $1,162,173     34.0%    $  431,662      34.0%

  State and local taxes, net of federal tax benefit       205,089      6.0         76,176       6.0

  Reversal of under/(over) accruals                        22,810      0.7       (156,000)     (12.3)
  Other                                                    16,738      0.5         41,762       3.3
                                                       ----------     ----     ----------      ----
                                                       $1,406,810     41.2%    $  393,600      31.0%
                                                       ==========     ====     ==========      ====